                                                    FILED PURSUANT TO RULE 424B5
                                                      REGISTRATION NO. 333-60530




             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 21, 2002

                              METRIS MASTER TRUST        [METRIS COMPANIES LOGO]
                                     ISSUER

                            METRIS RECEIVABLES, INC.
                                   TRANSFEROR

            DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION
                                    SERVICER

   $600,000,000 CLASS A FLOATING RATE ASSET BACKED SECURITIES, SERIES 2002-4

                                         Principal amount                    $600,000,000
                                         Price                               $600,000,000    (100.00%)
                                         Underwriters' commissions           $1,500,000      (0.25%)
                                         Proceeds to the transferor          $598,500,000    (99.75%)
                                         Interest rate                       one-month LIBOR + 0.38% p.a.
                                         Interest paid                       monthly on the 20th,
                                                                             beginning July 22, 2002
                                         Expected final payment date         May 21, 2007
                                         Legal final maturity date           May 20, 2011

                                    CREDIT ENHANCEMENT--
                                    - The trust is also issuing Class B securities in the amount of $62,983,425 as part of Series 2002-4. The Class B
                                      securities are subordinated to the Class A securities.
                                      Subordination of the Class B securities provides credit
                                      enhancement for the Class A securities.
                                    - The Class A securities will also have the benefits of an insurance policy issued by MBIA Insurance Corporation.

BEFORE YOU PURCHASE THESE SECURITIES, BE SURE YOU UNDERSTAND THE STRUCTURE AND THE RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT.

These securities are interests in the trust only and are not obligations of Metris Receivables, Inc., Metris Companies Inc., Direct Merchants Credit Card Bank, National Association or any other person.

These securities are not deposits and neither the securities nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus supplement may be used to offer and sell the securities only if accompanied by the prospectus.

                                                (MBIA LOGO)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               JOINT BOOKRUNNERS

BANC OF AMERICA SECURITIES LLC
                                        DEUTSCHE BANK SECURITIES
                                                              JPMORGAN
                                  CO-MANAGERS
BARCLAYS CAPITAL
                               CREDIT SUISSE FIRST BOSTON
                                                       MERRILL LYNCH & CO.
             The date of this Prospectus Supplement is May 29, 2002

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS

     We provide information to you about the securities in two separate documents: (a) the attached prospectus, which provides general information, some of which may not apply to your series of securities, and (b) this prospectus supplement, which describes the specific terms of your series of securities.

     If the terms of your series of securities vary between the description contained in this prospectus supplement and the description contained in the attached prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references in this prospectus supplement and the attached prospectus to captions in these materials where you can find additional, related discussions. The following table of contents and the table of contents in the attached prospectus provide the pages on which these captions are located.

     This prospectus supplement and the accompanying prospectus use defined terms. You can find these terms and their definitions under the caption "Glossary of Defined Terms" beginning on page S-54 in this prospectus supplement and beginning on page 59 in the attached prospectus.

TO UNDERSTAND THE STRUCTURE OF THESE SECURITIES, YOU MUST READ CAREFULLY THE ATTACHED PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.

                              TRANSACTION SUMMARY

Trust:                                     Metris Master Trust

Transferor:                                Metris Receivables, Inc.

Servicer:                                  Direct Merchants Credit Card Bank, National
                                           Association, also referred to as "Direct Merchants
                                           Bank"

Trustee:                                   U.S. Bank National Association

Interest Rate Cap Providers:               Bank of America, N.A. and Bank of Montreal, Chicago
                                           Branch

Insurer:                                   MBIA Insurance Corporation, also referred to as "MBIA"

Closing Date:                              June 4, 2002

Annual Servicing Fee:                      2.0%

Clearance and Settlement:                  DTC/Clearstream/Euroclear

Trust Assets:                              receivables originated in MasterCard(R) and VISA(R)
                                           accounts, including recoveries on charged-off
                                           receivables, and the benefits of the MBIA insurance
                                           policy

Principal Amount:*                               $600,000,000

Percentage of Series:*                           90.5%

Anticipated Ratings:                             Aaa/AAA/AAA
(Moody's/Standard & Poor's/Fitch)

Enhancement:                                     subordination of Class B, MBIA insurance
                                                 policy and the interest rate caps

Interest Rate:                                   one-month LIBOR + 0.38% p.a.

Interest Accrual Method:                         actual/360

Interest Payment Dates:                          monthly on the 20th, beginning July 22, 2002

Interest Rate Index Reset Date:                  2 London business days before each interest
                                                 payment date

Commencement of Accumulation Period (subject
to adjustment):                                  Last day of April 2006

Expected Final Payment Date:                     May 21, 2007

Legal Final Maturity Date:                       May 20, 2011

------------

* The aggregate principal amount of Series 2002-4 is $662,983,425. The percentage of Series 2002-4 comprised by the Class B securities is 9.5%. The principal amount of the Class B securities is $62,983,425.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
SUMMARY OF TERMS.....................  S-1
RISK FACTORS.........................  S-6
  It may not be possible to find an
     investor to purchase your
     securities. ....................  S-6
  Direct Merchants Bank may change
     the terms and conditions of the
     accounts in a manner that
     reduces collections. ...........  S-6
  Social, economic and geographic
     factors can affect credit card
     payments and may cause a delay
     in or default on
     payments. ......................  S-7
  Credit quality of the accounts in
     the trust may be eroded by the
     addition of new accounts. ......  S-7
  The interest rate on receivables
     may fluctuate differently than
     the interest rate on the
     securities, resulting in reduced
     payments to you. ...............  S-8
  Consumer protection laws may impede
     collections efforts or reduce
     collections. ...................  S-8
  Slower generation of receivables
     could reduce collections. ......  S-9
  The effect on securityholders of
     regulatory action and certain
     litigation against Direct
     Merchants Bank, Metris Companies
     Inc. and their affiliates is
     unclear. .......................  S-9
  Some interests could have priority
     over the trust's interest in the
     receivables, which could cause
     delayed or reduced payments to
     you. ...........................  S-13
  Conservatorship, receivership, or
     bankruptcy of Direct Merchants
     Bank, Metris Companies Inc., or
     their affiliates could result in
     accelerated, delayed or reduced
     payments
     to you. ........................  S-14
  There is a potential for early
     repayment due to non-performance
     under the interest rate
     caps. ..........................  S-17
  Issuance of additional series by
     the trust may affect the timing
     of payments to you. ............  S-17
  Your rights as securityholders may
     be exercised by MBIA Insurance
     Corporation. ...................  S-17
  Securityholders of other series or
     classes may take actions which
     are opposed to your
     interests. .....................  S-18
  The credit ratings of your
     securities are limited. ........  S-18
GLOSSARY.............................  S-20

                                        PAGE
                                        ----
TRUST CREDIT CARD PORTFOLIO..........  S-20
  General............................  S-20
  Growing Credit Card Portfolio by
     Portfolio Acquisitions..........  S-20
  Assessment of Fees and Finance and
     Other Charges...................  S-20
  Delinquency and Loss Experience....  S-21
  Recoveries.........................  S-22
THE RECEIVABLES......................  S-23
MATURITY CONSIDERATIONS..............  S-25
  Accumulation Period................  S-25
  Early Amortization Period..........  S-26
  Payment Rates......................  S-26
RECEIVABLE YIELD CONSIDERATIONS......  S-27
USE OF PROCEEDS......................  S-28
DESCRIPTION OF MBIA..................  S-28
  MBIA...............................  S-28
  MBIA Financial Information.........  S-29
  Financial Strength Ratings of
     MBIA............................  S-30
  Experts............................  S-30
DESCRIPTION OF SERIES PROVISIONS.....  S-30
  Interest Payments..................  S-30
  Principal Payments.................  S-31
  Postponement of Accumulation
     Period..........................  S-32
  Subordination......................  S-33
  The Interest Rate Caps.............  S-33
  Interest Rate Cap Providers........  S-34
  Allocation Percentages.............  S-35
  Redirected Cash Flows..............  S-36
  Redirected Principal Collections...  S-37
  Application of Collections.........  S-37
  Coverage of Interest Shortfalls....  S-41
  Shared Principal Collections.......  S-41
  Defaulted Receivables; Dilution....  S-41
  Investor Charge-Offs...............  S-42
  Principal Funding Account..........  S-42
  Accumulation Period Reserve
     Account.........................  S-43
  The Insurance Policy...............  S-44
  Paired Series......................  S-46
  Defeasance.........................  S-46
  Final Payment of Principal;
     Termination.....................  S-47
  Pay Out Events.....................  S-48
  Servicing Compensation and Payment
     of Expenses.....................  S-49
  Reports to Securityholders.........  S-50
LISTING AND GENERAL INFORMATION......  S-50
ERISA CONSIDERATIONS.................  S-51
  Class A Securities.................  S-51
UNDERWRITING.........................  S-52
GLOSSARY OF DEFINED TERMS............  S-54
ANNEX I: ISSUED SERIES...............  A-I-1
ANNEX II: CONSENT OF INDEPENDENT
  ACCOUNTANTS........................  A-II-1

                                SUMMARY OF TERMS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. It also provides general, simplified descriptions of matters that, in some cases, are highly technical and complex. More detail is provided in other sections of this document and in the attached prospectus.

     Do not rely upon this summary for a full understanding of the matters you need to consider for any potential investment in the securities.

     To understand all of the terms of the offering of the securities, read carefully this entire document and the attached prospectus.

THE TRUST

The securities will be issued by Metris Master Trust, which is a master trust formed in 1995.

The trustee is U.S. Bank National Association.

THE TRANSFEROR AND THE SERVICER

Metris Receivables, Inc. transfers receivables to the Metris Master Trust which Metris Receivables, Inc. acquired from Metris Companies Inc., and which Metris Companies Inc. acquired from Direct Merchants Bank. Direct Merchants Bank continues to own the accounts in which these receivables arise.

Direct Merchants Bank services the receivables.

OFFERED SECURITIES

The trust is offering $600,000,000 of Class A securities.

Only the Class A securities are offered by this prospectus supplement and the attached prospectus.

Beneficial interests in the securities may be purchased in minimum denominations of $1,000 and integral multiples of $1,000.

The closing date for the issuance of the securities is expected to be June 4, 2002.

INTEREST PAYMENTS

Interest on the Class A securities will be paid on the 20th day of each month or, if that day is not a business day, the next business day. The first interest payment date is July 22, 2002.

The Class A securities will bear interest at one-month LIBOR plus 0.38% per year.

Interest for the Class A securities will be calculated as follows:

                            Number of days
Principal amount on       in interest period       Rate for
   first day of       x   ------------------   x   interest
  interest period                360                period

You may obtain the interest rates for the current interest period and the immediately preceding interest period by telephoning the trustee at (800) 934-6802.

PRINCIPAL PAYMENTS

Principal of the Class A securities is expected to be paid in full on May 21, 2007. To make this payment to the Class A securityholders, we are scheduled to begin accumulating collections of principal receivables starting at the close of business on April 30, 2006, but we may begin accumulating at a later date. During the period we are accumulating principal collections for the Class A securities, corresponding reductions in the Class B invested amount will be made so that the Class B invested amount never exceeds the greater of (i) 9.89% of the Class A invested amount as reduced for principal collections already accumulated and (ii) 3% of the sum of the initial Class A invested amount and the initial Class B invested amount. Once we have accumulated sufficient principal collections to pay the Class A securityholders in full on their expected payment date, the Class B invested amount will be reduced to zero. As a result, during the Class A accumulation period, principal may be paid to the Class B securityholders prior to the Class A securityholders being paid.

The Class A securities are expected to be paid on the date noted above; however, principal may be paid earlier or later. Class A securityholders will not be entitled to any premium for early or late payment of principal. If certain adverse events known as pay out events occur, principal may be paid earlier than expected. If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the Class A securities are not paid in full on their expected final payment date, collections of principal receivables will continue to be used to pay principal on the Class A securities until the Class A securities are paid in full or until May 20, 2011, whichever occurs first. May 20, 2011 is the legal final maturity date for your series.

See "Maturity Considerations," "Description of Series Provisions--Allocation Percentages" and "--Principal Payments" in this prospectus supplement.

ENHANCEMENT

Subordination and Insurance: Your securities feature credit enhancement by means of the subordination of other interests and by means of an insurance policy, each of which is intended to protect you from losses and shortfalls in cash flow. Credit enhancement for your series is for your series' benefit only.

Credit enhancement is provided to Class A by the following:

     - subordination of Class B; and

     - payments under an MBIA insurance policy.

The effect of subordination is that the more subordinated interests will absorb any losses allocated to Series 2002-4, and make up any shortfalls in cash flow, before the more senior interests are affected. The initial Class B invested amount will be $62,983,425, or 9.5% of the sum of the initial Class A invested amount and the initial Class B invested amount. The insurance policy provides an additional resource for interest payments and to cover potential reductions of the Class A invested amount if there are shortfalls in cash flow. If the cash flow, any subordinated interests and payments under the insurance policy do not cover all losses allocated to Series 2002-4, your payments of interest and principal will be reduced and you may suffer a loss of principal.

For a more detailed description of the subordination provisions of Series 2002-4, see "Description of Series Provisions--Subordination," "--Defaulted Receivables; Dilution" and "--Investor Charge-Offs" in this prospectus supplement. For a more detailed description of the insurance policy, see "Description of Series Provisions--Insurance Policy" in this prospectus supplement.

See "Risk Factors" in this prospectus supplement for more detailed discussions of the risks of investing in Series 2002-4.

Interest Rate Caps: Your securities will have the benefit of enhancement by means of payments under interest rate caps as described under "Description of Series Provisions--The Interest Rate Caps" in this prospectus supplement. This enhancement is for your series' benefit only. The interest rate caps provide an additional resource for interest payments on the Class A securities if LIBOR is greater than 10.50%.

OTHER INTERESTS IN THE TRUST

  Other Series of Securities

The trust has issued numerous other series of securities and expects to issue additional series. A summary of the series which are anticipated to be outstanding on the closing date is attached to this prospectus supplement as "Annex I: Issued Securities." Annex I is incorporated into this prospectus supplement by reference. The issuance of future series will occur without prior review or consent by you or any other securityholder.

  The Transferor Interest

The interest in the trust not represented by your series or by any other series is the transferor interest. The transferor interest is owned by the transferor. The transferor may, however, sell a portion of its interest in the transferor interest. The transferor interest does not provide credit enhancement for your series or any other series.

ALLOCATIONS

Direct Merchants Bank, as servicer, will allocate collections received and the amount of receivables that are not collected and are written off as uncollectible, called the default amount, among:

     - your series;

     - other series outstanding; and

     - the transferor interest in the trust.

The amount allocated to your series will be determined based mainly upon the size of the invested amount of your series compared to the total amount of principal receivables in the trust. At the time of issuance of your series, the invested amount for your series will be $662,983,425.

You are entitled to receive payments of interest and principal only from collections of receivables and other trust assets allocated to your series. The invested amount of your series will decline as a result of principal payments and may decline due to write offs of receivables or other reasons. If the invested amount of your series declines, amounts allocated and available for payment to your series and to you may be reduced. For a description of the allocation calculations and the events which may lead to these reductions, see "Description of Series Provisions--Allocation Percentages" and "--Redirected Principal Collections" in this prospectus supplement.

APPLICATION OF COLLECTIONS

  Finance Charge Collections

Your series' share of finance charge collections will be applied each business day in the following order of priority:

     - to cover the interest payment due on the Class A securities;

     - to pay the monthly fee due to the servicer;

     - to cover your series' allocation of the default amount;

     - to cover your series' percentage of certain payments which the transferor is required, but fails, to make as a result of dilution, as described under "Description of Series Provisions--Defaulted Receivables; Dilution" in this prospectus supplement;

     - to reimburse certain reductions of the Class A invested amount resulting from charge-offs allocated to Class A;

     - to cover the monthly premium due on the insurance policy;

     - to reimburse certain claims on the insurance policy;

     - to deposit certain amounts into the spread account established for the benefit of the insurer;

     - to cover certain other payments due to the insurer under the insurance policy;

     - to reimburse certain reductions of the Class B invested amount resulting from charge-offs allocated to Class B and from redirected principal collections;

     - to make any required deposits to the accumulation period reserve account;

     - to deposit to the payment reserve account any amount designated by the transferor; and

     - to cover shortfalls, if any, payable from collections of finance charge receivables allocated to securityholders of other series issued by the trust, and then, if applicable, to pay the reasonable costs and expenses of a successor servicer.

Any finance charge collections remaining will be distributed to the transferor.

See "Description of Series Provisions--Application of Collections" in this prospectus supplement for a more detailed description of the application of your series' share of finance charge collections.

  Principal Collections

Your series' share of principal collections will be applied each business day as follows:

     - During the revolving period, no principal will be paid to you or accumulated in a trust account. Instead, your series' share of principal collections will be treated as shared principal collections and may be available to make principal payments for other series.

     - The accumulation period is scheduled to begin at the close of business on April 30, 2006, but may begin at a later date. During the accumulation period, your series' share of principal collections will be deposited in a trust account, up to a controlled deposit amount, for payment to the holders of the Class A securities on the Class A expected final payment date.

     - If a pay out event that applies to your series or to all series occurs, the early amortization period will begin. During the early amortization period, your series' share of principal collections will be applied first to cover the principal payment due to Class A securityholders, and then to cover the principal payment due to the Class B securityholder.

     - During any of the above periods, principal collections allocable to the Class B invested amount may be redirected and made available to pay amounts due to the Class A invested amount that have not been paid from your series' share of finance charge collections and certain other sources. Certain collections which are redirected for Class A will not be made part of collections available to pay principal.

     - Any remaining principal collections will be first made available to other series and then paid to the transferor or deposited in the excess funding account.

PAY OUT EVENTS

Upon the occurrence of certain adverse events called pay out events, each month the trust will use collections of principal receivables allocated to your series to pay principal. See "Description of Series Provisions--Pay Out Events" in this prospectus supplement for a description of the pay out events that apply specifically to your series, and "Description of the Securities--Pay Out Events" in the attached prospectus for a description of the pay out events that apply to all series.

OPTIONAL REPURCHASE

The transferor (so long as the transferor is the servicer or an affiliate of the servicer) has the option to repurchase your securities when the invested amount for your series has been reduced to 10% or less of the highest invested amount during the revolving period, but only if all amounts due and owing to the insurer and unreimbursed draws on the insurance policy, together with interest thereon, have been paid. See "Description of Series Provisions--Final Payment of Principal; Termination" in this prospectus supplement.

REGISTRATION

The Class A securities will be delivered in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in certain limited circumstances, you will not receive a definitive instrument representing your security. See "Description of the Securities--Definitive Securities" in the attached prospectus.

You may elect to hold your securities through The Depository Trust Company, in the United States, or Clearstream Banking, societe anonyme or the Euroclear System, in Europe. See "Description of the Securities--Book-Entry Registration" and "--Definitive Securities" in the attached prospectus.

TAX STATUS

Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the transferor, is of the opinion that under existing law the Class A securities will be characterized as debt for federal income tax purposes. By your acceptance of a Class A security, you will agree to treat the Class A securities as debt for federal, state and local income and franchise tax purposes. See "Income Tax Matters" in the attached prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

For the reasons discussed under "ERISA Considerations" in this prospectus supplement and in the attached prospectus, the Class A securities are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

SECURITY RATINGS

The Class A securities are required to be rated in the highest rating category by at least one nationally recognized rating organization. See "Risk Factors--The credit ratings of your securities are limited" in this prospectus supplement and "Security Ratings" in the attached prospectus for a discussion of the primary factors upon which these ratings are based as well as the limitations on the scope of these ratings.

EXCHANGE LISTING

We will apply to list the Class A securities on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted. You should consult with Deutsche Bank
Luxembourg S.A., the Luxembourg listing agent for the Class A securities, Boulevard Konrad Adenauer 2, L-1115 Luxembourg, phone number (352) 42 12 21, to determine whether or not the Class A securities are listed on the Luxembourg Stock Exchange.

                                  [LINE GRAPH]

                                     TOTAL YIELD   CHARGE-OFFS   PAYMENT RATE
                                     -----------   -----------   ------------
2000
January............................     25.81%        10.37%        6.74%
February...........................     29.35         11.39          7.25
March..............................     28.75         11.86          7.81
April..............................     27.21         10.89          7.03
May................................     27.69         11.07          7.37
June...............................     27.35         11.25          6.94
July...............................     25.48         11.10          6.77
August.............................     27.45         11.52          7.16
September..........................     26.88         11.18          6.76
October............................     26.78         12.15          6.96
November...........................     27.08         11.40          6.74
December...........................     27.42         11.35          6.71


2001
January............................     27.68         12.71          6.76
February...........................     29.62         13.52          6.42
March..............................     31.00         13.49          7.43
April..............................     27.46         14.57          6.73
May................................     27.52         11.83          6.99
June...............................     27.61         13.04          6.70

The chart above shows the total yield, charge-off rate and payment rate for the trust portfolio for each month from January 2000 to April 2002.

"TOTAL YIELD" for any month means the total amount of collected finance charge receivables, including annual fees and other charges, allocated to the trust for the month, expressed as a percentage of average outstanding principal receivables for the month.

The amount of "CHARGE-OFFS" for any month is the amount of charged-off principal receivables recorded in the month expressed as a percentage of average outstanding principal receivables for the month.

The "PAYMENT RATE" for any month is the aggregate amount collected on receivables during the month, including recoveries on previously charged-off receivables, expressed as a percentage of the total outstanding receivables at the end of the previous month.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the Class A securities described in this prospectus supplement.

IT MAY NOT BE POSSIBLE TO FIND
AN INVESTOR TO PURCHASE YOUR
SECURITIES.                       The underwriters may assist in resales of your
                                  securities but they are not required to do so.
                                  A secondary market for any securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities. As a result, it may be difficult for you to resell the Class A securities.

DIRECT MERCHANTS BANK MAY
CHANGE THE TERMS AND
CONDITIONS OF THE ACCOUNTS IN
A MANNER THAT REDUCES
COLLECTIONS.                      Direct Merchants Bank will transfer
                                  receivables arising under specified credit card accounts to Metris Companies Inc. which will sell those receivables to Metris
                                  Receivables, Inc. which will transfer those receivables to Metris Master Trust, but Direct
                                  Merchants Bank will continue to own those accounts. As the owner of the accounts, Direct
                                  Merchants Bank retains the right to change various account terms and conditions
                                  (including finance charges and other fees it charges and the required minimum monthly payment). Direct Merchants Bank may change the terms of the accounts to maintain its competitive position in the credit card industry. Changes in the terms of the accounts may reduce the amount of receivables arising under the accounts, reduce the amount of collections on those receivables, or otherwise alter payment patterns.

                                  Except as described below, Direct Merchants
                                  Bank has agreed that it will not reduce the periodic finance charges it charges on the receivables or other fees on any account if that action would cause Direct Merchants Bank to reasonably expect that the portfolio yield would be less than the base rate for any series. However, if Direct Merchants Bank is required by law (including by direction of governmental authorities) to reduce those charges, or if Direct Merchants Bank determines that reductions are necessary to maintain its credit card business, based on its good faith assessment of its business competition, then Direct Merchants Bank can reduce periodic finance charges.

                                  Except as described below, Direct Merchants
                                  Bank has agreed that it will not change the terms of the accounts or its policies relating to the operation of its credit card business, including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs. However, if Direct Merchants Bank is required by law (including by direction of governmental authorities) to change those terms or policies, or if Direct Merchants Bank reasonably believes a pay out event would not occur for any series and it takes the same action on its other substantially similar accounts, to the extent permitted by those accounts, then those terms or policies may be changed.

SOCIAL, ECONOMIC AND
GEOGRAPHIC FACTORS CAN AFFECT
CREDIT CARD PAYMENTS AND MAY
CAUSE A DELAY IN OR DEFAULT ON
PAYMENTS.                         Changes in credit card use, payment patterns
                                  and the rate of defaults by cardholders may result from a variety of social, economic and geographic factors. Social factors include changes in consumer confidence levels, the public's perception of the use of credit cards and changing attitudes about incurring debt and the stigma of personal bankruptcy.
                                  Economic factors include the rates of
                                  inflation, the unemployment rates and the relative interest rates offered for various types of loans. Moreover, adverse changes in economic conditions in states where cardholders are located could have a direct impact on the timing and amount of payments on the securities.

                                  The acts of terrorism which occurred in the United States on September 11, 2001 had an immediate impact on commercial operations in the United States, including consumers' use of credit cards and payment of credit card bills. The ongoing effect of the events on credit card use and payment patterns is unclear. Political and military actions in response to these events and the impact of those actions on credit card use and payment patterns are also unclear. There may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. In addition, existing and future legislation may impact the incurrence of consumer debt and payment of credit card balances. In particular, under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, members of the military, including reservists, on active duty who have entered into obligations, such as incurring consumer credit card debt, before being called to active duty may be entitled to reductions in interest rates to a cap of 6% and a stay of collection efforts. We have no information at this time concerning how many accounts in the trust portfolio may be affected by the limitations and restrictions of the Soldiers' and Sailors' Civil Relief Act.

                                  We cannot predict how any of these or other factors will affect repayment patterns or credit card use and, consequently, the timing and amount of payments on your series. Any reductions in the amount, or delays in the timing, of interest or principal payments will reduce the amount available for distribution on the Class A securities.

CREDIT QUALITY OF THE ACCOUNTS
IN THE TRUST MAY BE ERODED BY
THE ADDITION OF NEW ACCOUNTS.     In addition to the accounts already designated
                                  for Metris Master Trust, Metris Receivables,
                                  Inc. is permitted to designate additional accounts for the trust portfolio and to transfer the receivables in those accounts to the trust. If certain conditions are satisfied, Metris Receivables, Inc. can also elect to automatically designate additional accounts for the trust portfolio and to transfer the receivables in those accounts to the trust. Any new accounts and receivables may have different terms and conditions than the accounts and receivables already in the trust, such as higher or lower fees or interest rates, or longer or shorter principal payment terms. Additionally, if certain conditions are satisfied, credit card receivables purchased by Metris
                                  Receivables, Inc. generated in accounts not currently designated for the trust may be included as additional accounts. The account originator's underwriting criteria may be less or more stringent than the criteria applied to accounts currently designated for the trust.
                                  The new accounts and receivables may produce higher or lower collections or charge-offs over time than the accounts and receivables already in the trust portfolio and could tend to reduce the amount of collections allocated to your series.

                                  Also, if Metris Receivables, Inc.'s percentage interest in the accounts of the trust falls to a minimum level, currently zero, Metris Receivables, Inc. will be required to maintain that level by designating additional accounts for the trust portfolio and transferring the receivables in those accounts to the trust. If Metris Receivables, Inc. is required to add accounts to the trust portfolio, it may not have any accounts available to be added to the trust portfolio. If Metris Receivables, Inc. fails to add accounts when required, a "pay out event" will occur and you could receive payment of principal sooner than expected. See "Description of the Securities--Addition of Trust Assets" in the attached prospectus.

THE INTEREST RATE ON
RECEIVABLES MAY FLUCTUATE
DIFFERENTLY THAN THE INTEREST
RATE ON THE SECURITIES,
RESULTING IN REDUCED PAYMENTS
TO YOU. Finance charges on certain of the accounts in the Metris Master Trust accrue at a variable rate above a designated prime rate. The interest rate of your security is based on LIBOR. Changes in LIBOR might not be reflected in the prime rate, resulting in a higher or lower spread, or difference, between the amount of collections of finance charge receivables on the accounts and the amounts of interest payable on your securities and other amounts required to be funded out of collections of finance charge receivables.

                                  A decrease in the spread between collections of finance charge receivables and interest payments on your security could increase the risk of early repayment.

CONSUMER PROTECTION LAWS MAY
IMPEDE COLLECTION EFFORTS OR
REDUCE COLLECTIONS.               Federal and state consumer protection laws
                                  regulate the creation and enforcement of consumer loans. The United States Congress and the states may enact additional laws and amend existing laws to regulate further the credit card and consumer revolving loan industry or to reduce finance charges or other fees or charges. These laws, as well as many new laws, regulations or rulings which may be adopted, may materially adversely affect the servicer's ability to collect the receivables or Direct
                                  Merchants Bank's ability to maintain previous levels of finance charges or fees. Changes or additions to those regulations could make it more difficult for Direct Merchants Bank to collect payments on the receivables or reduce the finance charges and other fees that Direct Merchants Bank can charge on credit card account balances.

                                  Receivables that do not comply with consumer protection laws may not be valid or enforceable in accordance with their terms against the obligors on those receivables. Direct Merchants Bank makes representations and warranties relating to the validity and enforceability of the receivables arising under the accounts in the trust portfolio. Subject to certain conditions described in the attached prospectus, Metris Receivables, Inc. must accept reassignment of each receivable that does not comply in all material respects with all requirements of applicable law. However, we do not anticipate that the trustee under the pooling and servicing agreement will make any examination of the receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose. The only remedy if any representation or warranty is violated, and the violation continues beyond the period of time Metris Receivables, Inc. has to correct the violation, is that Metris Receivables, Inc. must accept reassignment of the receivables affected by the violation, subject to certain conditions. See "Description of the Securities--Representations and Warranties" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws" in the attached prospectus.

                                  If a cardholder sought protection under
                                  federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. The Class A securityholders could suffer a loss if no funds are available from credit enhancement or other sources. See "Description of Series Provisions--Defaulted Receivables; Dilution" and "--Investor Charge-Offs" in this prospectus supplement and "Description of the Securities--Defaulted Receivables; Dilution" and "--Investor Charge-Offs" in the attached prospectus.

SLOWER GENERATION OF
RECEIVABLES COULD REDUCE
COLLECTIONS.                      The receivables transferred to the trust may
                                  be paid at any time. We cannot assure the creation of additional receivables in those accounts or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated by the accounts in the trust could result in reduced collections on those receivables. See "Maturity Considerations" in this prospectus supplement and in the attached prospectus.

THE EFFECT ON SECURITYHOLDERS
OF REGULATORY ACTION AND
CERTAIN LITIGATION AGAINST
DIRECT MERCHANTS BANK, METRIS
COMPANIES INC. AND THEIR
AFFILIATES IS UNCLEAR.            Regulatory Action: Direct Merchants Bank's
                                  operations and its activities as a credit card lender are subject to regular review and examination by federal regulators to assess compliance with federal laws and regulations regarding the safety and soundness of financial institutions and federal consumer protection laws.

                                  April 2002 Supervisory Agreement

                                  On April 16, 2002, Direct Merchants Bank entered into an agreement with the Office of the Comptroller of the Currency to strengthen the safety and soundness of Direct Merchants Bank's operations. The agreement formalizes recommendations made and requirements imposed by the OCC following an examination of Direct Merchants Bank that covered the 15-month period ending December 31, 2001. On April 17, 2002, Metris Companies Inc. filed the agreement with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K.

                                  Under the terms of the agreement, Direct
                                  Merchants Bank has agreed to:

                                  - establish an Oversight Committee of Direct
                                    Merchants Bank's Board of Directors to
                                    monitor, coordinate and report on Direct
                                    Merchants Bank's adherence to the agreement;

                                  - create a Credit Policy Committee to
                                    periodically review, approve and ensure
                                    Direct Merchants Bank's adherence to its credit policy;

                                  - (a) complete a comprehensive evaluation of
                                        Direct Merchants Bank's credit risk
                                        management, including the adequacy of
                                        its staffing, management information
                                        systems, credit risk policies and
                                        processes, and control functions,

                                    (b) ensure that its credit risk management
                                        maintains strict controls and
                                        establishes additional policies for the
                                        testing of new strategies for account
                                        acquisition, account management and
                                        collection activities, and

                                    (c) complete a comprehensive evaluation of
                                        borrowers' ability to reduce debt and
                                        possible causes for increased debt;

                                  - complete an evaluation of the impact of
                                    Direct Merchants Bank's credit line increase strategies on its credit risk management, including the impact of those strategies on delinquencies and loan losses;

                                  - strengthen the administration of debt
                                    forbearance and re-age programs pursuant to which accounts enrolled in a fixed payment program that are the subject of consumer credit counseling services, internal payment alternative programs or similar programs may be re-aged and deemed current;

                                  - ensure the proper and prudent operation,
                                    financial reporting and management of debt waiver programs, and determine the dollar amount of underpayments to the Metris Master Trust for all past debt waiver program claim benefits, as discussed below;

                                  - adopt a written three-year strategic plan
                                    establishing objectives for Direct Merchants
                                    Bank's overall risk profile and its key
                                    financial performance indicators;

                                  - adopt a written three-year capital plan
                                    addressing Direct Merchants Bank's strategy for maintenance of adequate capital, taking into account projections for growth, projections of the source and timing of additional capital, contingency plans for alternative sources of capital and the extent to which support may be available from Metris Companies Inc. through capital contributions;

                                  - declare a dividend or make a capital
                                    distribution only with prior OCC approval;

                                  - establish an improved methodology for
                                    maintenance of an adequate allowance for loan losses;

                                  - (a) maintain at all times sufficient liquid
                                        assets to meet its short-term liquidity
                                        needs,

                                    (b) adopt a liquidity and funds management
                                        policy establishing its methods for
                                        measuring, monitoring, controlling and
                                        reporting its liquidity position, and

                                    (c) adopt a written contingency funding plan
                                        establishing its action strategies for
                                        managing its liquidity and funding
                                        position in circumstances of
                                        liquidity/funding duress;

                                  - ensure that its system of internal controls
                                    is appropriate in relation to Direct
                                    Merchants Bank's size, scope of operations and risks of its activities;

                                  - in connection with its audit function,
                                    implement an effective and independent
                                    internal audit program;

                                  - complete a review of all existing agreements
                                    with its affiliates, making changes, if any, necessary to comply with applicable banking laws, rules and regulations, and making appropriate reimbursements to, or requesting appropriate reimbursements from, affiliates for differences between the actual amounts paid as compared with the contractual amounts due; and

                                  - comply with all applicable laws, rules and
                                    regulations.

                                  The agreement requires Direct Merchants Bank to prepare various reports, performance analyses or written action plans within 30 to 90 days following the date of the agreement. Many of these reports, analyses and action plans are then required to be submitted to the OCC for its review and, in some cases, non-objection prior to implementation.

                                  Direct Merchants Bank intends to comply with all of the terms of the agreement in a timely manner. If the OCC were to conclude that Direct Merchants Bank had failed to implement in a timely manner any provision of the agreement or that Direct Merchants Bank otherwise violated the agreement, the OCC could pursue various enforcement options. Under applicable provisions of the Federal Deposit Insurance Act, the OCC may, among other things, pursue an order to cease and desist from any further violations or take affirmative actions to correct conditions resulting from violations or practices, place limitations on the activities of a bank that in its opinion violated a written agreement, remove from office members of management or the board of directors of a bank or prohibit further participation by those persons in the bank's affairs, and assess civil money penalties. If any of these events were to actually occur, we could not assure you that the event would not have a material adverse effect on Direct Merchants Bank's operations or capital position.

                                  The strategic plan called for by the terms of the agreement requires Direct Merchants Bank to develop strategies for limiting its managed asset growth and account growth until such time as compliance with the agreement is achieved. Pursuant to the terms of the agreement, Direct Merchants Bank has agreed to restrict further credit line increases on its credit card accounts by increasing the intervals between credit line increases to no less than six months and by reducing the maximum credit line assignment from $12,500 to $10,000. These restrictions apply only on and after April 16, 2002, the date of the agreement. While not required to do so, Direct Merchants Bank may reduce the credit limits on certain of its accounts. For information concerning the composition of the trust portfolio by credit limit and account balance, see "The Receivables" in this prospectus supplement. We cannot assure you that the limitations on Direct Merchants Bank's managed asset growth and account growth will not have a material adverse effect on the Metris Master Trust or its securityholders, or on the performance of the trust portfolio.

                                  Direct Merchants Bank administers certain debt waiver programs pursuant to which accounts so enrolled are provided with credit protection benefits arising from cardholder death, unemployment, disability or family leave. As a result of certain operational limitations, past debt waiver program claim benefits properly accruing to the benefit of the Metris Master Trust were not accurately recorded as such, resulting in modest underpayments to the trust. We believe these operational matters have now been resolved.

                                  May 2001 Consent Order

                                  Regulators are authorized to impose penalties for violations of various federal consumer protection laws and, in certain cases, to order Direct Merchants Bank to pay restitution to cardholders. Direct Merchants Bank's activities as a credit card lender are subject to regular review and examination by federal regulators to assess compliance with these laws.

                                  On May 3, 2001, Direct Merchants Bank agreed to a Stipulation and Consent to the Issuance of a Consent Order with the Office of the Comptroller of the Currency. The Consent Order requires Direct Merchants Bank to reimburse and make restitution to persons who applied for and received a credit card in connection with certain of its credit card solicitations from March 1999 to June 1, 2000. Under the terms of the Stipulation and Consent, Direct Merchants Bank consented to the issuance of the Consent Order but made no admission or agreement on the merits of the

                                  OCC's assertions. Direct Merchants Bank
                                  believes that neither its agreement to the Stipulation and Consent nor the issuance of the Consent Order will significantly affect its operations or capital position. However, we cannot assure you of this result.

                                  The OCC has also indicated that it is
                                  considering whether or not to pursue an
                                  assessment of civil money penalties and has given Direct Merchants Bank an opportunity to provide information to the OCC bearing on whether imposing a penalty would be appropriate and the severity of any penalty. The statutory provisions pursuant to which a civil money penalty could be assessed give the OCC broad discretion in determining whether or not a penalty will be assessed and, if so, the amount of the penalty. Because we are unable at this time to determine whether or not any civil money penalty will be assessed, we cannot assure you that the resolution of this matter will not have a material adverse effect on Direct Merchants Bank's operations or capital position.

                                  Litigation: Metris Companies Inc. has
                                  developed and implemented compliance functions to monitor its operations to ensure that it complies with all applicable laws. However, Metris Companies Inc. is a party to various legal proceedings resulting from ordinary business activities relating to its operations.

                                  In July 2000 an amended complaint was filed in Hennepin County Court in Minneapolis, Minnesota against Metris Companies Inc., Metris Direct, Inc. and Direct Merchants Bank. The complaint seeks damages in unascertained amounts and purports to be a class action on behalf of all cardholders who were issued a credit card by Direct Merchants Bank and were assessed fees or charges that the cardholder did not authorize. Specifically, the complaint alleges violations of the Minnesota Prevention of Consumer Fraud Act, the Minnesota Deceptive Trade Practices Act and breach of contract. On February 1, 2002, preliminary approval of a class action settlement was signed by the court whereby Metris Companies Inc. and its affiliates will pay approximately $5.5 million for attorneys' fees and costs incurred by attorneys for the plaintiffs in separate lawsuits filed in Arizona, California and Minnesota in 2000 and 2001. Under the terms of the settlement, Metris Companies Inc. and its affiliates denied any wrongdoing or liability. A final settlement approval hearing is scheduled for May 30, 2002.

SOME INTERESTS COULD HAVE
PRIORITY OVER THE TRUST'S
INTEREST IN THE RECEIVABLES,
WHICH COULD CAUSE DELAYED OR
REDUCED PAYMENTS TO YOU.          Each of Direct Merchants Bank and Metris
                                  Companies Inc. represents and warrants that its transfer of receivables is an absolute sale of those receivables. Metris Receivables, Inc. represents and warrants that its transfer of receivables to the trustee is either (a) an absolute sale of those receivables or (b) the grant of a security interest in those receivables. For a description of the trustee's rights if these representations and warranties are not true, see "Description of the Securities--Representations and Warranties" in the attached prospectus.

                                  Each of Direct Merchants Bank, Metris
                                  Companies Inc., and Metris Receivables, Inc.
                                  takes steps under the UCC to perfect its transferee's interest in the receivables. Nevertheless, if the UCC does not govern these transfers and if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

                                  Each of Direct Merchants Bank, Metris
                                  Companies Inc., and Metris Receivables, Inc.
                                  represents, warrants, and covenants that its transfer of receivables is perfected and free and clear of the lien or interest of any other entity, except for certain permitted liens. If this is not true, the trustee's interest in the receivables could be impaired, and payments to you could be delayed or reduced. For instance,

                                  - a prior or subsequent transferee of
                                    receivables could have an interest in the receivables superior to the interest of the trustee;

                                  - a tax, governmental, or other nonconsensual
                                    lien that attaches to the property of Direct
                                    Merchants Bank, Metris Companies Inc., or
                                    Metris Receivables, Inc. could have priority over the interest of the trustee in the receivables;

                                  - the administrative expenses of a
                                    conservator, receiver, or bankruptcy trustee for Direct Merchants Bank or Metris Companies Inc. could be paid from collections on the receivables before securityholders receive any payments; and

                                  - if insolvency proceedings were commenced by
                                    or against Direct Merchants Bank, or if
                                    certain time periods were to pass, the
                                    trustee may lose any perfected interest in collections held by Direct Merchants Bank and commingled with other funds.

CONSERVATORSHIP, RECEIVERSHIP,
OR BANKRUPTCY OF DIRECT
MERCHANTS BANK, METRIS
COMPANIES INC., OR THEIR
AFFILIATES COULD RESULT IN
ACCELERATED, DELAYED OR
REDUCED PAYMENTS TO YOU.          Direct Merchants Bank is chartered as a
                                  national banking association and is regulated and supervised by the Office of the Comptroller of the Currency, which is authorized to appoint the Federal Deposit
                                  Insurance Corporation as conservator or
                                  receiver for Direct Merchants Bank if certain events occur relating to Direct Merchants
                                  Bank's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for Direct Merchants Bank.

                                  Although Direct Merchants Bank treats its transfer of the receivables to Metris Companies Inc. as a sale, arguments may be made that these transfers constitute the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, to reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the receivables if:

                                  - the transfer involved a securitization of
                                    the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles,

                                  - the financial institution received adequate
                                    consideration for the transfer,

                                  - the parties intended that the transfer
                                    constitute a sale for accounting purposes, and

                                  - the financial assets were not transferred
                                    fraudulently, in contemplation of the
                                    financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors.

                                  The purchase agreement relating to the
                                  transfer of the receivables by Direct
                                  Merchants Bank, and the transfer itself, are intended to satisfy all of these conditions.

                                  If a condition required under the FDIC's regulations were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize Direct Merchants Bank's transfer of the receivables. If the FDIC were successful, the FDIA would limit any damages to "actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver for Direct Merchants Bank. The FDIC, moreover, could delay its decision whether to reclaim, recover, or recharacterize Direct Merchants Bank's transfer of the receivables for a reasonable period following its appointment as conservator or receiver for Direct Merchants Bank. Therefore, if the FDIC were to reclaim, recover, or recharacterize Direct Merchants Bank's transfer of the receivables, payments to you could be delayed or reduced.

                                  Even if the conditions set forth in the
                                  regulations were satisfied and the FDIC did not reclaim, recover, or recharacterize Direct Merchants Bank's transfer of the receivables, you could suffer a loss on your investment if:

                                  - the purchase agreement relating to Direct
                                    Merchants Bank's transfer of the
                                    receivables, or the transfer itself, were found to violate the regulatory requirements of the FDIA,

                                  - Metris Companies Inc., Metris Receivables,
                                    Inc., or the trustee were required to comply with the claims process established under the FDIA in order to collect payments on the receivables,

                                  - the FDIC were to request a stay of any
                                    action by Metris Companies Inc., Metris
                                    Receivables, Inc., or the trustee to enforce the related purchase agreement, the pooling and servicing agreement or the securities, or

                                  - the FDIC were to repudiate other parts of
                                    the related purchase agreement or the
                                    pooling and servicing agreement, such as any
                                   obligation to collect payments on or
                                   otherwise service the receivables.

                                  If Metris Companies Inc. or any of its
                                  affiliates were to become a debtor in a
                                  bankruptcy case, the court could exercise control over the receivables on an interim or a permanent basis. Although steps have been taken to minimize this risk, Metris Companies Inc. or any of its affiliates as debtor-in-possession or another interested party could argue that--

                                  - Metris Companies Inc. did not sell the
                                    receivables to Metris Receivables, Inc. but instead borrowed money from Metris Receivables, Inc. and granted a security interest in the receivables;

                                  - Metris Receivables, Inc. and its assets
                                    (including the receivables) should be
                                    substantively consolidated with the
                                    bankruptcy estate of Metris Companies Inc.
                                    or any of its affiliates; or

                                  - the receivables are necessary for Metris
                                    Companies Inc. or any of its affiliates to reorganize.

                                  If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

                                  If Metris Companies Inc. or any of its
                                  affiliates were to enter bankruptcy, moreover, the trustee and the securityholders could be prohibited from taking any action to enforce the purchase agreement relating to the transfer of the receivables by Metris Companies Inc. or the pooling and servicing agreement against Metris Companies Inc. or those affiliates without the permission of the bankruptcy court. Securityholders also may be required to return payments already received if Metris Companies Inc. were to become a debtor in a bankruptcy case.

                                  Regardless of any decision made by the FDIC or ruling made by a court, the fact that Direct Merchants Bank has entered conservatorship or receivership or that a bankruptcy case has been commenced by or against Metris Companies Inc. or its affiliates could have an adverse effect on the liquidity and value of the securities.

                                  In addition, regardless of the terms of the pooling and servicing agreement, the other transaction documents, or the instructions of those authorized to direct the trustee's actions, the FDIC as conservator or receiver for Direct Merchants Bank or a court overseeing the bankruptcy case of Metris Companies Inc. or any of its affiliates may have the power:

                                  - to prevent or require the commencement of an
                                    early amortization period,

                                  - to prevent, limit, or require the early
                                    liquidation of receivables and termination of the trust, or

                                  - to require, prohibit, or limit the continued
                                    transfer of receivables.

                                  Furthermore, regardless of the terms of the pooling and servicing agreement or any other transaction document, the FDIC or a bankruptcy court (a) could prevent the appointment of a successor servicer or administrator or (b) could authorize Direct Merchants Bank to stop servicing the receivables or Metris Companies Inc. or any of its affiliates to stop providing administrative services for Metris Receivables, Inc. If any of these events were to occur, payments to you could be delayed or reduced.

THERE IS A POTENTIAL FOR EARLY
REPAYMENT DUE TO
NON-PERFORMANCE UNDER THE
INTEREST RATE CAPS.               The transferor or the trustee will enter into
                                  one or more interest rate caps for the benefit of the holders of the Class A securities. The interest rate caps provide an additional resource for interest payments on the Class A securities if LIBOR is greater than 10.50%. If any provider of an interest rate cap does not make any required payment under the interest rate cap within 30 days of the date that payment was due, a pay out event for Series
                                  2002-4 will occur without any notice or other action on the part of the trustee or the holders of the Series 2002-4 securities. If a pay out event occurs, holders of the Series
                                  2002-4 securities will begin receiving
                                  payments of principal earlier than they
                                  otherwise would have, which may shorten the average life and maturity of the Series 2002-4 securities. See "Description of Series
                                  Provisions--The Interest Rate Caps,"
                                  "--Interest Rate Cap Providers" and "--Pay Out
                                  Events" in this prospectus supplement.

ISSUANCE OF ADDITIONAL SERIES
BY THE TRUST MAY AFFECT THE
TIMING OF PAYMENTS TO YOU.        Metris Master Trust, as a master trust, may
                                  issue series of securities from time to time.
                                  All series of securities are payable from the receivables of the trust. The trust may issue additional series with terms that are different from your series without your prior review or consent. Before the trust can issue a new series, each rating agency that has rated an outstanding series must confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of any outstanding series.

                                  However, the terms of a new series could affect the timing and amounts of payments on any other outstanding series. See "Description of the Securities--New Issuances" in the attached prospectus and "Description of Series Provisions--Paired Series" in this prospectus supplement.

YOUR RIGHTS AS SECURITYHOLDERS
MAY BE EXERCISED BY MBIA
INSURANCE CORPORATION.            So long as MBIA has not defaulted on its
                                  obligations under the insurance policy, MBIA will be deemed to be the holder of the Class A securities for certain purposes (other than with respect to payments on the Class A securities) and will be entitled to exercise all rights, including voting rights, of the Class A securityholders without the consent of the Class A securityholders, except in the case of any amendment or waiver that would require the consent of all affected securityholders, in which case the consent of the affected securityholders will be required in addition to MBIA's consent.
                                  Under certain circumstances the consent or approval of all of the series issued by the trust may be required to direct certain actions, including requiring the appointment of a successor servicer following a default by Direct Merchants Bank, amending the pooling and servicing agreement in certain circumstances, directing Direct Merchants Bank not to sell receivables upon the occurrence of an event of insolvency or receivership and directing a repurchase of all outstanding series issued by the trust upon the breach of certain representations and warranties by the transferor.

                                  Actions pursued by the insurer under these circumstances could be adverse to the interests of the Class A securityholders, and the insurer will have no obligation to consider any possible adverse effects to those interests.

SECURITYHOLDERS OF OTHER
SERIES OR CLASSES MAY TAKE
ACTIONS WHICH ARE OPPOSED TO
YOUR INTERESTS.                   Securityholders of any series or any class
                                  within a series may need the consent or
                                  approval of a specified percentage of the investor interest of other series or a class of such other series to take or direct certain actions, including:

                                  - to require the appointment of a successor
                                    servicer after Direct Merchants Bank, as servicer, defaults on its obligations under the pooling and servicing agreement;

                                  - to amend the pooling and servicing agreement
                                    in some cases; and

                                  - to direct a repurchase of all outstanding
                                    series after certain violations of Metris
                                    Receivables, Inc.'s representations and
                                    warranties.

                                  The interests of the securityholders of any other series may not coincide with your interests, making it more difficult for any particular securityholder to achieve the desired results from such a vote.

THE CREDIT RATINGS OF YOUR
SECURITIES ARE LIMITED.           The credit rating assigned to your securities
                                  reflect the rating agencies' assessment only of the likelihood that interest and principal will be paid when required under the pooling and servicing agreement, not when expected.
                                  These ratings are based on the rating
                                  agencies' determination of the value of
                                  receivables in the trust and the availability of any credit enhancement, including the claims-paying ability of MBIA under the insurance policy. Any reduction in MBIA's ratings or claims-paying ability ratings may cause a reduction in the ratings of your securities.

                                  The ratings do not address the following:

                                  - the likelihood that the principal or
                                    interest on your securities will be prepaid, paid on an expected final payment date or paid on any particular date before the legal final maturity date of your series;

                                  - the possibility that your securities will be
                                    paid early or the possibility of the
                                    imposition of United States withholding tax for non-U.S. securityholders;

                                  - the marketability of the Class A securities,
                                    or any market price; or

                                  - that an investment in the Class A securities
                                    is a suitable investment for you.

                                  A rating is not a recommendation to purchase, hold or sell securities of a series or class of a series. Furthermore, there is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a rating agency. If a rating assigned to your securities is reduced or withdrawn, the market value of your securities could be reduced.

                                    GLOSSARY

     This prospectus supplement and the attached prospectus use defined terms. You can find a listing of defined terms in the "Glossary of Defined Terms" beginning on page S-54 in this prospectus supplement and beginning on page 59 in the attached prospectus.

                          TRUST CREDIT CARD PORTFOLIO

GENERAL

     The receivables conveyed or to be conveyed to the trust pursuant to a pooling and servicing agreement have been or will be generated from transactions made by holders of certain designated MasterCard(R) and VISA(R)* credit card accounts selected from Direct Merchants Bank's portfolio. Subject to certain conditions, these receivables may also include, although they do not currently include, receivables generated from transactions made by holders of other general purpose credit card accounts originated or acquired by Direct Merchants Bank. The securities of Series 2002-4 will represent the right to receive certain payments from the trust.

     As of May 16, 2002, the trust had approximately 3.8 million credit card accounts and approximately $10.1 billion in receivables.

GROWING CREDIT CARD PORTFOLIO BY PORTFOLIO ACQUISITIONS

     Direct Merchants Bank has made credit card portfolio acquisitions in the past and portfolio acquisitions are possible in the future. Previously acquired accounts and any accounts acquired in the future may be added to the trust portfolio provided that they constitute Eligible Accounts at the time of the proposed addition. See "Description of the Securities--Addition of Trust Assets" in the attached prospectus. Credit card portfolios recently acquired by Direct Merchants Bank include, among others:

     - a portfolio acquired in June 1999 from General Electric Capital Consumer Card Co., which had approximately 485,000 active accounts with receivables balances of approximately $1.2 billion. To date, the receivables in approximately 157,120 of these accounts have been added to the trust in several account additions, with receivables balances of approximately $608 million in the aggregate, as measured on the date of each respective account addition. As of the end of the day on May 27, 2002, the receivables in the remaining accounts totaled approximately $116 million.

     Accounts in portfolios that are acquired by Direct Merchants Bank were originated by other institutions using criteria different for those which were applied by Direct Merchants Bank in originating its own accounts. Consequently, we cannot assure you that accounts designated in the future from any acquired portfolios will be of the same credit quality as previously designated accounts which were originated by Direct Merchants Bank.

ASSESSMENT OF FEES AND FINANCE AND OTHER CHARGES

     A billing statement is sent to cardholders at the end of each monthly billing cycle in which the account has an outstanding balance greater than $1.00. Direct Merchants Bank uses third party processors to process certain cardholder payments. When an account is established, it is assigned a billing cycle. With minor exceptions, the minimum payment due each month for each account is equal to the greater of a minimum dollar amount or a minimum percentage of the outstanding balance shown on the statement, plus any amount past due. Direct Merchants Bank assesses an annual fee on some credit card accounts. Direct Merchants Bank may waive the annual membership fees, or a portion of those fees, in connection with the solicitation of new accounts depending on the credit terms offered, which are determined by the prospect's risk profile prior to

------------

* MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Incorporated and VISA U.S.A., Inc., respectively.

solicitation or when Direct Merchants Bank determines a waiver to be appropriate considering the account's overall profitability. In addition to the annual fee, Direct Merchants Bank may charge accounts certain other fees including: (i) a late fee with respect to any unpaid monthly payment if Direct Merchants Bank does not receive the required minimum monthly payment by the payment due date shown on the monthly billing statement, (ii) a cash advance fee for each cash advance, (iii) a fee with respect to each check submitted by a cardholder in payment of an account which is not honored by the cardholder's bank, (iv) an overlimit charge if, at any time during the billing cycle, the total amount owed exceeds the cardholder's credit line and (v) a card processing or application fee for some card offers. Unless otherwise arranged between Direct Merchants Bank and the cardholder, any cash advance fee, late payment fee, returned check fee, overlimit fee, annual fee or other administrative fee is added to the account and treated as a finance charge receivable.

     Periodic finance charges are not assessed in most circumstances if the entire balance on the account is paid by the due date, which is 25 days from the previous cycle billing date. Periodic finance charges are based upon the average daily balance outstanding on the account during the monthly billing cycle. The average daily balance is the sum of the daily unpaid balances of purchases and cash advances on each day of the monthly billing cycle divided by the number of days in the monthly billing cycle. Unpaid balances are determined by deducting payments and credits, adding any unpaid finance charges and late charges and adding new purchases, cash advances and other charges, in each case as of the date of the transaction. If a payment in full is not received on or before the due date, finance charges are imposed on all purchases from the date of the transaction to the statement cycle date. Finance charges are also imposed on each cash advance from the day the cash advance is made until the advance is paid in full. These cash advance finance charges are applied to the average daily balance. Periodic finance charges are applied to the average daily balance.

     Payments by cardholders on the accounts are processed and applied first to any promotional balances, then to any billed and unpaid fees, next to billed and unpaid finance charges and then to billed and unpaid transactions in the order determined by Direct Merchants Bank.

DELINQUENCY AND LOSS EXPERIENCE

     Direct Merchants Bank considers an account delinquent if the minimum payment due under that account is not received by Direct Merchants Bank on or before the due date. Efforts to collect delinquent credit card receivables are primarily made internally through the collection facilities of Direct Merchants Bank. For a description of Direct Merchants Bank's collection practices and policies, see "Direct Merchants Credit Card Bank, N.A. Activities--Delinquency, Collections and Charge-Offs" in the attached prospectus.

     The following tables set forth the delinquency and loss experience for the trust portfolio as of the dates and for each of the periods shown. There can be no assurance that the delinquency and loss experience for the trust portfolio in the future will be similar to the historical experience set forth in the following tables because, among other things, economic and financial conditions affecting the ability of cardholders to make payments may be different from those that have prevailed during the periods reflected below. In particular, reported loss and delinquency percentages for the trust portfolio may be reduced as a result of the addition of receivables in newly originated accounts. Receivables in newly originated accounts generally have lower delinquency and loss levels than receivables in more seasoned accounts and the addition of these receivables to a portfolio increases the outstanding receivables balance for that portfolio which, for the trust, is the denominator used to calculate the percentages set forth below. As of May 16, 2002, approximately 8.2% of the accounts in the trust portfolio had been originated within the last 12 months and approximately 26.6% of the accounts in the trust portfolio had been originated within the last 24 months. Newly originated or acquired accounts currently do not automatically become part of the trust portfolio but may be added from time to time at the option of Metris Receivables, Inc. See "Description of the Securities--Addition of Trust Assets" in the attached prospectus.

     In the following table, receivables outstanding consist of all amounts due from cardholders as posted to the accounts in the trust portfolio as of the date shown.

                 DELINQUENCY EXPERIENCE FOR THE TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                           AS OF DECEMBER 31,
                                                   -------------------------------------------------------------------
                         AS OF APRIL 30, 2002                2001                        2000                 1999
                       -------------------------   -------------------------   -------------------------   -----------
                                     PERCENTAGE                  PERCENTAGE                  PERCENTAGE
                                      OF TOTAL                    OF TOTAL                    OF TOTAL
                       RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES
                       -----------   -----------   -----------   -----------   -----------   -----------   -----------
Receivables
  Outstanding........  $9,667,023      100.00%     $9,146,845      100.00%     $6,855,923      100.00%     $5,477,524
Receivables
  Delinquent:
  30-59 Days.........     277,570        2.87         290,444        3.17         172,492        2.52         128,542
  60-89 Days.........     216,743        2.24         209,182        2.29         130,077        1.90          92,035
  90 or More Days....     479,733        4.96         359,259        3.93         282,101        4.11         202,212
                       ----------      ------      ----------      ------      ----------      ------      ----------
        Total........  $  974,046       10.07%     $  858,885        9.39%     $  584,670        8.53%     $  422,789
                       ==========      ======      ==========      ======      ==========      ======      ==========

                                 AS OF DECEMBER 31,
                       ---------------------------------------
                          1999                 1998
                       -----------   -------------------------
                       PERCENTAGE                  PERCENTAGE
                        OF TOTAL                    OF TOTAL
                       RECEIVABLES   RECEIVABLES   RECEIVABLES
                       -----------   -----------   -----------
Receivables
  Outstanding........    100.00%     $4,125,979      100.00%
Receivables
  Delinquent:
  30-59 Days.........      2.35          99,840        2.42
  60-89 Days.........      1.68          67,959        1.65
  90 or More Days....      3.69         149,361        3.62
                         ------      ----------      ------
        Total........      7.72%     $  317,160        7.69%
                         ======      ==========      ======

     The following table sets forth the principal charge-off experience for cardholder payments on the credit card accounts in the trust for each of the periods shown. The trust reports charge-offs on a gross basis, not net of Recoveries. Recoveries are treated as finance charge collections and included in the calculation of Portfolio Yield. Average receivables outstanding is calculated by determining the daily average of outstanding balances for accounts in the trust portfolio for each month and then dividing the sum of those daily averages by the number of months in the period. Total net charge-offs are total charge-offs of principal receivables less Recoveries on charged-off accounts in the trust and do not include the amount of any reductions in total principal receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.

                    LOSS EXPERIENCE FOR THE TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                       FOUR MONTHS                  YEAR ENDED DECEMBER 31,
                                          ENDED        -------------------------------------------------
                                      APRIL 30, 2002      2001         2000         1999         1998
                                      --------------   ----------   ----------   ----------   ----------
Average Receivables Outstanding.....    $9,521,148     $7,811,379   $5,911,181   $4,552,813   $3,231,883
Total Net Charge-Offs...............    $  412,589     $  870,272   $  582,341   $  453,199   $  355,279
Total Net Charge-Offs as a
  Percentage of Average Receivables
  Outstanding.......................          4.33%         11.14%        9.85%        9.95%       10.99%
(Annualized)........................         13.18%         11.14%        9.85%        9.95%       10.99%

RECOVERIES

     Direct Merchants Bank is required to transfer to the trust all Recoveries on charged-off accounts in the trust. In the event of any sale or other disposition of receivables in Defaulted Accounts as provided in the pooling and servicing agreement, Recoveries on charged-off accounts in the trust will not include amounts received by the purchaser or transferee of those receivables but will be limited to amounts received by the servicer from the purchaser or transferee. Collections of Recoveries on charged-off accounts in the trust will be treated as finance charge collections. See "--Delinquency and Loss Experience" above and "Direct Merchants Credit Card Bank, N.A. Activities--Delinquency, Collections and Charge-Offs" in the attached prospectus.

                                THE RECEIVABLES

     The receivables conveyed to the trust arise in accounts selected from the portfolio of accounts of Direct Merchants Bank at the time the trust was established, and in additional accounts selected since that time, on the basis of criteria set forth in the pooling and servicing agreement. The transferor has the right, subject to certain limitations and conditions, to designate from time to time additional accounts and to transfer to the trust all receivables of the additional accounts, whether those receivables are then existing or thereafter created. See "Description of the Securities--Addition of Trust Assets" in the attached prospectus. In addition, the transferor will be required to designate additional accounts under the circumstances and in the amounts described under "Description of the Securities--Addition of Trust Assets" in the attached prospectus. The transferor has periodically designated additional accounts to the trust portfolio and intends, although no assurance can be given, to continue to designate additional accounts to the trust portfolio.

     The transferor will have the right, subject to certain limitations and conditions, to designate certain accounts for removal from the trust portfolio and to require that the trustee reconvey all receivables in those removed accounts to the transferor, including those receivables that are then existing and those that subsequently arise. See "Description of the Securities--Representations and Warranties" and "--Removal of Accounts" in the attached prospectus.

     As of the close of business on May 16, 2002:

     - the trust portfolio included approximately $9,545,389,396 of principal receivables and approximately $548,253,845 of finance charge receivables;

     - the accounts included in the trust portfolio had an average principal receivable balance of $2,504 and an average credit limit of $6,068;

     - the percentage of the aggregate total receivable balance to the aggregate total credit limit was approximately 44%;

     - the average age of the accounts included in the trust portfolio was approximately 50 months; and

     - cardholders whose accounts are included in the trust portfolio had billing addresses in all 50 states and the District of Columbia.

     The following tables summarize the trust portfolio by various criteria as of the close of business on May 16, 2002. Because the future composition of the trust portfolio may change over time, these tables are not necessarily indicative of the composition of the trust portfolio at any subsequent time. The transferor expects to add to the trust receivables in accounts in addition to those reflected in the tables below, in an amount equal to approximately $450 million which the transferor expects to add to the trust on or about June 3, 2002.

     Pursuant to the terms of its April 16, 2002 agreement with the Office of the Comptroller of the Currency, Direct Merchants Bank has agreed to restrict credit line increases on its credit card accounts by increasing the intervals between credit line increases to no less than six months and by reducing the maximum credit line assignment from $12,500 to $10,000. These restrictions apply only on and after April 16, 2002, the date of the agreement. While not required to do so, Direct Merchants Bank may reduce the credit limits on certain of its accounts. See "Risk Factors--The effect on securityholders of regulatory action and certain litigation against Direct Merchants Bank, Metris Companies Inc. and their affiliates is unclear." in this prospectus supplement.

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                        PERCENTAGE                        PERCENTAGE
                                                         OF TOTAL                          OF TOTAL
                                            NUMBER OF   NUMBER OF       RECEIVABLES       RECEIVABLES
CREDIT LIMIT RANGE                          ACCOUNTS     ACCOUNTS       OUTSTANDING       OUTSTANDING
------------------                          ---------   ----------   ------------------   -----------
$0.00 - $1,000.00.........................    228,082       6.0%     $   122,602,203.74        1.2%
$1,000.01 - $2,000.00.....................    373,257       9.8          350,858,566.69        3.5
$2,000.01 - $3,500.00.....................    547,099      14.4          767,394,124.30        7.6
$3,500.01 - $5,000.00.....................    620,447      16.3        1,142,748,224.55       11.3
$5,000.01 - $7,500.00.....................    938,358      24.6        2,534,136,878.00       25.1
$7,500.01 - $10,000.00....................    448,027      11.7        1,522,813,506.37       15.1
$10,000.01 - $12,500.00...................    576,359      15.1        3,274,123,311.58       32.4
$12,500.01 & Greater......................     80,576       2.1          378,966,425.84        3.8
                                            ---------     -----      ------------------      -----
          Total...........................  3,812,205     100.0%     $10,093,643,241.07      100.0%
                                            =========     =====      ==================      =====

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                        PERCENTAGE                        PERCENTAGE
                                                         OF TOTAL                          OF TOTAL
                                            NUMBER OF   NUMBER OF       RECEIVABLES       RECEIVABLES
ACCOUNT BALANCE RANGE                       ACCOUNTS     ACCOUNTS       OUTSTANDING       OUTSTANDING
---------------------                       ---------   ----------   ------------------   -----------
Credit Balance............................     38,387       1.0%     $    (3,793,161.56)       0.0%
No Balance................................  1,192,077      31.3                    0.00        0.0
$0.01 - $1,000.00.........................    555,603      14.6          222,804,580.40        2.2
$1,000.01 - $2,000.00.....................    370,454       9.7          554,123,341.66        5.5
$2,000.01 - $3,500.00.....................    463,763      12.2        1,264,313,796.05       12.5
$3,500.01 - $5,000.00.....................    375,376       9.8        1,579,354,410.77       15.6
$5,000.01 - $7,500.00.....................    438,936      11.5        2,716,719,033.41       26.9
$7,500.01 - $10,000.00....................    209,462       5.5        1,801,461,579.00       17.9
$10,000.01 - $12,500.00...................    140,102       3.7        1,582,905,410.39       15.7
$12,500.01 & Greater......................     28,045       0.7          375,754,250.95        3.7
                                            ---------     -----      ------------------      -----
          Total...........................  3,812,205     100.0%     $10,093,643,241.07      100.0%
                                            =========     =====      ==================      =====

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                       PERCENTAGE                        PERCENTAGE
                                                        OF TOTAL                          OF TOTAL
                                           NUMBER OF   NUMBER OF       RECEIVABLES       RECEIVABLES
ACCOUNT AGE                                ACCOUNTS     ACCOUNTS       OUTSTANDING       OUTSTANDING
-----------                                ---------   ----------   ------------------   -----------
Not More than 6 Months...................    115,012       3.0%     $   108,625,850.33        1.1%
Over 6 Months to 12 Months...............    197,276       5.2          343,937,408.50        3.4
Over 12 Months to 24 Months..............    701,345      18.4        1,364,002,502.15       13.5
Over 24 Months to 36 Months..............    643,329      16.9        1,790,548,374.37       17.8
Over 36 Months to 48 Months..............    526,144      13.8        1,676,571,897.66       16.6
Over 48 Months to 60 Months..............    442,656      11.6        1,305,378,567.95       12.9
Over 60 Months...........................  1,186,443      31.1        3,504,578,640.11       34.7
                                           ---------     -----      ------------------      -----
          Total..........................  3,812,205     100.0%     $10,093,643,241.07      100.0%
                                           =========     =====      ==================      =====

           COMPOSITION BY GEOGRAPHIC DISTRIBUTION IN TRUST PORTFOLIO

                                                       PERCENTAGE                        PERCENTAGE
                                                        OF TOTAL                          OF TOTAL
                                           NUMBER OF   NUMBER OF       RECEIVABLES       RECEIVABLES
LOCATION                                   ACCOUNTS     ACCOUNTS       OUTSTANDING       OUTSTANDING
--------                                   ---------   ----------   ------------------   -----------
California...............................    473,811      12.4%     $ 1,216,925,418.90       12.1%
New York.................................    309,656       8.1          832,654,676.16        8.3
Texas....................................    314,737       8.3          821,827,982.44        8.1
Florida..................................    269,795       7.1          729,967,358.92        7.2
Ohio.....................................    152,553       4.0          412,919,217.05        4.1
Illinois.................................    146,356       3.8          395,474,535.72        3.9
Pennsylvania.............................    127,575       3.4          348,582,332.49        3.5
New Jersey...............................    111,293       2.9          296,181,851.87        2.9
Michigan.................................    107,372       2.8          284,298,388.37        2.8
Georgia..................................    102,144       2.7          279,408,406.58        2.8
Virginia.................................    100,319       2.6          272,083,705.33        2.7
North Carolina...........................     94,673       2.5          252,271,270.79        2.5
Indiana..................................     82,914       2.2          229,562,786.88        2.3
Missouri.................................     86,398       2.3          224,289,110.16        2.2
Massachusetts............................     85,359       2.2          219,266,054.85        2.2
Maryland.................................     78,595       2.1          213,793,681.33        2.1
Tennessee................................     76,986       2.0          203,691,380.64        2.0
Other....................................  1,091,669      28.6        2,860,445,082.59       28.3
                                           ---------     -----      ------------------      -----
          Total..........................  3,812,205     100.0%     $10,093,643,241.07      100.0%
                                           =========     =====      ==================      =====

                            MATURITY CONSIDERATIONS

     The Class A securityholders are expected to receive payment of principal in full on May 21, 2007, which is the Class A Expected Final Payment Date. The Class A securityholders may, however, receive payments of principal earlier than the Class A Expected Final Payment Date if a Pay Out Event occurs and the Early Amortization Period begins.

ACCUMULATION PERIOD

     The Accumulation Period for Series 2002-4 is scheduled to begin at the close of business on the last day of the April 2006 Monthly Period. As described under "Description of Series Provisions--Postponement of Accumulation Period" in this prospectus supplement, the commencement of the Accumulation Period may be delayed to no later than the close of business on the last day of the March 2007 Monthly Period. The Accumulation Period will end on the earliest of:

     - the date on which the Invested Amount is paid in full;

     - the date on which the Early Amortization Period begins; and

     - the Series 2002-4 Termination Date.

     Each Monthly Period during the Accumulation Period prior to the payment in full of the Class A Invested Amount, an amount equal to the least of:

          (a) the Available Series 2002-4 Principal Collections for that Monthly Period,

          (b) the Controlled Deposit Amount for that Monthly Period, and

          (c) the Class A Adjusted Invested Amount prior to any deposits on the related Distribution Date,

will be deposited into the principal funding account until the principal amount on deposit in the principal funding account equals the Class A Invested Amount. Amounts deposited into the principal funding account during the Accumulation Period will be paid to the Class A securityholders on the Class A Expected Final

Payment Date or, if earlier, the first Distribution Date following the commencement of the Early Amortization Period.

     We cannot assure you that collections of principal receivables in the trust portfolio will be similar to the payment rate experience shown in the tables under "--Payment Rates" below and under "Receivables Performance Data For Trust Portfolio" earlier in this prospectus supplement, or, therefore, that:

     - deposits into the principal funding account will equal the Controlled Deposit Amount, and

     - on the Class A Expected Final Payment Date the Class A Invested Amount will be paid to the Class A securityholders.

In addition, as described under "Description of Series Provisions--Postponement of Accumulation Period" in this prospectus supplement, the servicer may shorten the Accumulation Period and, in that event, we cannot assure you that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount on the Class A Expected Final Payment Date. If the amount required to pay the Class A Invested Amount in full is not available on the Class A Expected Final Payment Date, a Pay Out Event will occur and the Early Amortization Period will commence.

     If the Available Series 2002-4 Principal Collections for any Monthly Period are less than the applicable Controlled Deposit Amount, the amount of the deficiency will be the Accumulation Shortfall for the succeeding Monthly Period. See "Description of Series Provisions--Application of Collections--Payment of Principal" in this prospectus supplement.

     Other series offered by the trust may or may not have accumulation periods like the Accumulation Period or amortization periods like the Early Amortization Period, and those periods may have different lengths and begin on different dates than the Accumulation Period or Early Amortization Period described in this prospectus supplement. Thus, certain series may be in their revolving periods while others are in periods during which principal collections are distributed to or accumulated for other series. In addition, other series may allocate principal collections based upon different investor percentages. See "Description of the Securities--New Issuances" in the attached prospectus for a discussion of the potential terms of other series. See "Annex I: Issued Series" at the end of this prospectus supplement for a description of the terms of the series which are anticipated to be outstanding on the Closing Date.

EARLY AMORTIZATION PERIOD

     A Pay Out Event occurs, either automatically or after specified notice, if one of the adverse events described under "Description of Series Provisions--Pay Out Events" in this prospectus supplement or "Description of the Securities--Pay Out Events" in the attached prospectus occurs. If a Pay Out Event occurs during either the Revolving Period or the Accumulation Period, the Early Amortization Period will commence. If a Pay Out Event occurs during the Accumulation Period, any amount on deposit in the principal funding account will be paid to the Class A securityholders on the Distribution Date in the month following the commencement of the Early Amortization Period. In addition, to the extent that the Class A Invested Amount has not been paid in full, the Class A securityholders will be entitled to monthly payments of principal equal to the Available Series 2002-4 Principal Collections on each Distribution Date with respect to the Early Amortization Period until the earlier of:

          (a) the date on which the Class A Invested Amount has been paid in full, and

          (b) the Series 2002-4 Termination Date.

PAYMENT RATES

     The following table sets forth the highest and lowest cardholder monthly payment rates for the trust portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. The monthly payment rate for any month is the aggregate amount collected on receivables during the month, including recoveries on previously charged-off receivables, expressed as a percentage of the total outstanding receivables at the end of the previous month. Payment rates shown in the table are based on amounts which would be deemed payments of principal receivables and finance charge receivables with respect to the accounts in the trust portfolio. Monthly averages shown in the table are expressed as an arithmetic average of the payment rate for each month for the period indicated.

            CARDHOLDER MONTHLY PAYMENT RATES FOR THE TRUST PORTFOLIO

                                                  FOUR MONTHS             YEAR ENDED
                                                     ENDED               DECEMBER 31,
                                                   APRIL 30,     ----------------------------
                                                     2002        2001    2000    1999    1998
                                                  -----------    ----    ----    ----    ----
Highest Month...................................     7.1%        7.4%    7.8%    8.0%    7.4%
Lowest Month....................................     6.0%        6.0%    6.7%    6.7%    6.1%
Monthly Average.................................     6.5%        6.6%    7.0%    7.2%    6.6%

     Direct Merchants Bank generally determines the minimum monthly payment with respect to the credit card accounts by multiplying the combined new balance of purchases and cash advances, less any disputed amounts, by a minimum percentage of the outstanding balance. If the amount so calculated is less than a minimum dollar amount, it is increased to the minimum dollar amount. The sum of the amount and any past due amounts equals the minimum payment amount. The minimum payment amount, however, is never more than the new balance.

     We cannot assure you that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. The amount of collections of receivables in the trust portfolio may vary from month to month due to various factors, including seasonal variations, general economic conditions, payment habits of individual cardholders, the credit card originator's monthly minimum payment requirements and acts of God. We cannot assure you that deposits into the principal funding account or the distribution account, as applicable, will be made in accordance with the applicable Controlled Accumulation Amount. If a Pay Out Event occurs, the average life of the Class A securities could be significantly reduced or increased.

     Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Accumulation Amounts, or a Pay Out Event may occur which would initiate the Early Amortization Period, we cannot assure you that the actual number of months elapsed from the date of issuance of the Class A securities to the Class A Expected Final Payment Date will equal the expected number of months. As described under "Description of Series Provisions--Postponement of Accumulation Period" in this prospectus supplement, the servicer may shorten the Accumulation Period. We cannot assure you that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount on the Class A Expected Final Payment Date, especially if a pay out event were to occur with respect to one or more other series thereby limiting the amount of Shared Principal Collections allocable to the Series 2002-4 securities. See "Risk Factors" in this prospectus supplement and "Maturity Considerations" in the attached prospectus.

                        RECEIVABLE YIELD CONSIDERATIONS

     The following table sets forth the gross revenues from finance charges, fees and other charges paid in the trust portfolio for each of the periods shown.

     The historical yield figures in the following table are calculated on a cash basis. The portfolio yield from finance charges and fees is the result of dividing finance charges and fees by average daily principal receivables outstanding during the periods indicated. Finance charges and fees are comprised of monthly cash collections of periodic finance charges and other credit card fees and charges.

     The portfolio yield calculated on a cash basis will be affected by numerous factors, including changes in the monthly interest rate, variations in the rate of payments and new borrowings on the accounts, the amount of the annual membership fee and other fees, changes in the delinquency and loss rates on the receivables, and the percentage of cardholders who pay their balances in full each month and, except in the case of cash advances, do not incur periodic finance charges, which may in turn be caused by a variety of factors including seasonal variations, the availability of other sources of credit and general economic conditions. See "Maturity Considerations" above.

     Revenues vary for each account based on the type and volume of activity for each account. Interchange fees are not currently included in the trust assets and are not included in the yield numbers for the trust portfolio in the following table.

                REVENUE YIELD EXPERIENCE FOR THE TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                   FOUR MONTHS                  YEAR ENDED DECEMBER 31,
                                      ENDED        -------------------------------------------------
                                  APRIL 30, 2002      2001         2000         1999         1998
                                  --------------   ----------   ----------   ----------   ----------
Average Principal Receivables
  Outstanding...................    $9,021,876     $7,385,748   $5,600,674   $4,323,584   $3,107,965
Total Finance Charges and
  Fees..........................    $  781,484     $2,035,113   $1,528,055   $1,177,878   $  782,703
Average Revenue Yield
  (Annualized)..................         26.35%         27.55%       27.28%       27.24%       25.18%

     Total finance charges and fees paid in the table above include finance charges, cash advance fees, annual membership fees, late fees, and other charges. Recoveries are also considered collections of finance charge receivables. The table does not include interchange fees. Total finance charges and fees paid are presented net of adjustments made pursuant to Direct Merchants Bank's normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of finance charges accrued on charged-off accounts.

                                USE OF PROCEEDS

     Metris Receivables, Inc. will apply the net proceeds from the sale of the Class A securities, which is expected to be approximately $598,500,000, to repay one or more of the following: (i) all or a portion of the Series 2001-C Variable Funding Securities and (ii) all or a portion of the Series 2001-A Variable Funding Securities. Any remaining net proceeds will be paid to the transferor. The transferor will use those remaining proceeds for its general corporate purposes.

                              DESCRIPTION OF MBIA

MBIA

     MBIA is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Parent Company"). The Parent Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has three branches, one in the Republic of France, one in the Republic of Singapore and one in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     MBIA does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding MBIA set forth under the heading "Description of MBIA." Additionally, MBIA makes no representation regarding the Class A securities or the advisability of investing in the Class A securities.

     THE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

MBIA FINANCIAL INFORMATION

     The following documents filed by the Parent Company with the Securities and Exchange Commission are incorporated herein by reference:

          (1) The Parent Company's Annual Report on Form 10-K for the year ended December 31, 2001; and

          (2) The Parent Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

     Any documents filed by the Parent Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and prior to the termination of the offering of the Class A securities offered hereby shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     The consolidated financial statements of MBIA, a wholly owned subsidiary of the Parent Company and its subsidiaries as of December 31, 2001 and December 31, 2000 and for each of the three years in the period ended December 31, 2001, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Parent Company for the year ended December 31, 2001 and the consolidated financial statements of MBIA and its subsidiaries as of March 31, 2002 and for the three month period ended March 31, 2002 and March 31, 2001 included in the Quarterly Report on Form 10-Q of the Parent Company for the period ended March 31, 2002, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. All financial statements of MBIA and its subsidiaries included in documents filed by the Parent Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A securities shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

     The Parent Company files annual, quarterly and special reports, information statements and other information with the SEC under File No. 1-9583. Copies of the SEC filings (including (1) the Parent Company's Annual Report on Form 10-K for the year ended December 31, 2001 and (2) the Parent Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2002) are available (i) over the Internet at the SEC's web site at http://www.sec.gov; (ii) at the SEC's public reference room in Washington, D.C.; (iii) over the Internet at the Parent Company's web site at http://www.mbia.com; and (iv) at no cost, upon request to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

     The tables below present selected financial information of the insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") as well as generally accepted accounting principles ("GAAP"):

                                                                             SAP
                                                          ------------------------------------------
                                                            DECEMBER 31, 2001       MARCH 31, 2002
                                                          ---------------------   ------------------
                                                                (AUDITED)            (UNAUDITED)
                                                                        (IN MILLIONS)
Admitted Assets.........................................        $  8,545               $  8,575
Liabilities.............................................           5,688                  5,713
Capital and Surplus.....................................           2,857                  2,862

                                                                             GAAP
                                                          ------------------------------------------
                                                            DECEMBER 31, 2001       MARCH 31, 2002
                                                          ---------------------   ------------------
                                                                (AUDITED)            (UNAUDITED)
                                                                        (IN MILLIONS)
Assets..................................................        $  9,460               $  9,426
Liabilities.............................................           4,234                  4,121
Shareholder's Equity....................................           5,226                  5,305

FINANCIAL STRENGTH RATINGS OF MBIA

     Moody's Investors Service, Inc. rates the financial strength of MBIA "Aaa."

     Standard & Poor's, a division of The McGraw-Hill Companies, Inc., rates the financial strength of MBIA "AAA."

     Fitch, Inc. rates the financial strength of MBIA "AAA."

     Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Class A securities, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A securities. MBIA does not guarantee the market price of the Class A securities nor does it guarantee that the ratings on the Class A securities will not be revised or withdrawn.

EXPERTS

     The consolidated balance sheets of MBIA Inc., and subsidiaries and MBIA Insurance Corporation and subsidiaries as of December 31, 2001 and December 31, 2000 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2001, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                        DESCRIPTION OF SERIES PROVISIONS

     The Class A securities and the Class B securities will be issued pursuant to the pooling and servicing agreement and the Series 2002-4 supplement. Pursuant to the pooling and servicing agreement, Metris Receivables, Inc., Direct Merchants Bank and the trustee may execute additional supplements to the pooling and servicing agreement to issue additional series. The following statements summarize the material terms of your series, which is Series 2002-4, and are subject to, and qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement and the Series 2002-4 supplement. You should review "Description of the Securities" in the attached prospectus for additional information concerning the securities and the pooling and servicing agreement.

INTEREST PAYMENTS

     The Class A securities will accrue interest at a rate of 0.38% per annum above LIBOR prevailing on the related LIBOR Determination Date with respect to each interest period.

     You may obtain the security rate for the Class A securities for the current and the immediately preceding interest periods by telephoning the trustee at
(800) 934-6802.

     Interest will be paid on July 22, 2002 and on each following Distribution Date. Interest for any Distribution Date will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the related Distribution Date.

     Interest on the Class A securities will be calculated on the basis of the actual number of days in the related interest period and a 360-day year.

     Interest payments on the Class A securities on any Distribution Date will be calculated on the outstanding principal balance for the related interest period of the Class A securities at the close of business on the first day of the related interest period.

     Interest payments on the Class A securities on any Distribution Date will be funded from Available Series 2002-4 Finance Charge Collections with respect to the preceding Monthly Period and from certain other funds identified in this prospectus supplement and the attached prospectus that are allocated to the Class A securities and deposited on each Business Day during the related Monthly Period in the interest funding account. In addition, if on any Distribution Date amounts available to pay Class A Monthly Interest for the related Monthly Period are insufficient to cover the full amount due, then the trustee will demand payment on the insurance policy in an amount equal to that deficiency in accordance with the Series 2002-4 supplement to the pooling and servicing agreement. See "Description of Series Provisions--The Insurance Policy" in this prospectus supplement.

     The interest rate as well as the amount of Class A Monthly Interest applicable to an interest period will be included in a statement to the Class A securityholders of record prepared by the servicer. In addition, if the Class A securities are listed on the Luxembourg Stock Exchange, the trustee will cause the security rate, as well as the amount of Class A Monthly Interest applicable to an interest period, to be provided to the Luxembourg Stock Exchange as soon as possible after its determination (but in no event later than the first day of the related interest period). See "Description of the Securities--Reports to Securityholders" in the attached prospectus.

PRINCIPAL PAYMENTS

  Revolving Period

     Series 2002-4 will have a Revolving Period when the trust will not pay or accumulate principal for the Class A securities or the Class B securities. The Revolving Period starts on the Closing Date and ends on the earlier to begin of:

     - the Accumulation Period, and

     - the Early Amortization Period.

     On each Distribution Date relating to the Revolving Period, collections of principal receivables allocable to the Invested Amount, subject to certain limitations, including the allocation of any Redirected Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount, will be treated as Shared Principal Collections.

  Accumulation Period

     On each Distribution Date relating to the Accumulation Period prior to the payment in full of the Class A Invested Amount, the trustee will deposit into the principal funding account an amount equal to the least of:

          (a) the Available Series 2002-4 Principal Collections for the related Monthly Period,

          (b) the Controlled Deposit Amount for the related Monthly Period, and

          (c) the Class A Adjusted Invested Amount prior to any deposits on that date,

until the aggregate amount on deposit in the principal funding account equals the Class A Invested Amount. These amounts will be paid to the Class A securityholders on the Class A Expected Final Payment Date.

     During the Accumulation Period, as amounts are deposited into the principal funding account for the benefit of the Class A securityholders, the Class B Invested Amount will be reduced to an amount equal to the Stated Class B Amount.

     During the Accumulation Period, the portion of Available Series 2002-4 Principal Collections not required to be deposited in the principal funding account or distributed to the Class A securityholders or the Class B securityholders will generally be treated as Shared Principal Collections.

  Early Amortization Period

     On each Distribution Date relating to the Early Amortization Period, the Class A securityholders will be entitled to receive Available Series 2002-4 Principal Collections for the preceding Monthly Period in an amount up to the Class A Invested Amount until the earlier of the date the Class A Invested Amount is paid in full and the Series 2002-4 Termination Date. In addition, if a Pay Out Event occurs during the Accumulation Period, the Early Amortization Period will begin and any amount on deposit in the principal funding account will be paid to the Class A securityholders on the Distribution Date following the Monthly Period in which the Early Amortization Period begins.

     See "--Pay Out Events" below for a discussion of certain events that could begin the Early Amortization Period.

     In the event of a sale of the receivables comprising the trust portfolio and an early termination of the trust due to (a) a Trigger Event, (b) the breach of certain representations and warranties, (c) an optional repurchase of the receivables in the trust portfolio by the transferor, (d) a repurchase of the receivables in the trust portfolio in connection with a Servicer Default, or (e) sale of the receivables in the trust portfolio in connection with the Series 2002-4 Termination Date, distributions of principal will be made to the Series 2002-4 securityholders upon surrender of their securities. See "--Pay Out Events" and "--Final Payment of Principal; Termination" below and "Description of the Securities--Pay Out Events," "--Servicer Default" and "--Final Payment of Principal; Termination" in the attached prospectus. The proceeds of any such sale or repurchase of receivables will be allocated first to pay amounts due with respect to the Class A securities, then to reimburse the insurer for any unreimbursed draws under the insurance policy and to pay other amounts owing to the insurer under the insurance and reimbursement agreement, and then to pay amounts due with respect to the Class B securities, as described in this prospectus supplement.

POSTPONEMENT OF ACCUMULATION PERIOD

     The Accumulation Period is scheduled to begin at the close of business on the last day of the April 2006 Monthly Period. Upon written notice to the trustee, the servicer may elect to postpone the commencement of the Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions, including those set forth below. The servicer may make this election only if the Accumulation Period Length (determined as described below) is less than twelve months.

     On each Determination Date beginning in January 2006 and ending when the Accumulation Period begins, the servicer will determine the Accumulation Period Length. The "ACCUMULATION PERIOD LENGTH" is the number of whole months expected to be required to fully fund the principal funding account to an amount equal to the Class A Invested Amount no later than the Class A Expected Final Payment Date, based on:

          (a) the monthly collection of principal receivables expected to be distributable to the securityholders of all series (excluding certain other series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the receivables comprising the trust portfolio for the preceding twelve months; and

          (b) the amount of principal expected to be distributable to securityholders of all series (excluding certain other series) which are not expected to be in their revolving periods during the Accumulation Period.

     If the Accumulation Period Length is less than twelve months, the servicer may, at its option, postpone the commencement of the Accumulation Period as long as the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length.

     The effect of the calculation described above is to permit the reduction of the length of the Accumulation Period based on the invested amounts of certain other series which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Accumulation Period will not be less than one month. If the Accumulation Period is postponed, and if a Pay Out Event occurs after the date originally scheduled for commencement of the Accumulation Period, it is probable that Class A securityholders would receive some of their principal later than if the Accumulation Period had not been postponed.

SUBORDINATION

     The Class B securities will be subordinated to the extent necessary to fund certain payments with respect to the Class A securities. Certain collections of principal receivables allocable to the Class B securities may be redirected to cover amounts in respect of the Class A securities, and the Class B Invested Amount may be reduced. For more details concerning the redirection of collections of principal receivables away from the Class B securities, and for information concerning reductions in the Class A Invested Amount and the Class B Invested Amount resulting from, respectively, Class A Charge-Offs and Class B Charge-Offs, see "--Redirected Principal Collections" and "--Investor Charge-Offs" in this prospectus supplement.

THE INTEREST RATE CAPS

     The transferor or the trustee will enter into and at all times prior to and including the Class A Expected Final Payment Date maintain one or more interest rate caps whose notional amounts singly or taken as a group equal or exceed the outstanding principal balance of the Class A securities. On each Distribution Date following the Class A Expected Final Payment Date until the interest rate caps terminate, the notional amount of the interest rate caps will reduce in an amount equal to the quotient of the initial notional amount for that interest rate cap divided by 48. If the transferor obtains the interest rate caps, it will pledge to the trustee for the benefit of the Class A securityholders all of its right, title and interest in and to the interest rate cap agreements and the interest rate caps arising thereunder, together with the cap proceeds account and all other proceeds of that account, as collateral security for the benefit of the Class A securityholders. Pursuant to the interest rate caps, on each Transfer Date on which LIBOR for the related interest period exceeds 10.50%, the providers of the interest rate caps will make a payment to the trustee, on behalf of the trust, in an amount equal to the product of (i) that excess, (ii) the notional amount as of such Transfer Date and (iii) the actual number of days in the related Monthly Period divided by 360.

     The interest rate caps will terminate on the Series 2002-4 Termination Date. However, any interest rate cap may be terminated at an earlier date if the transferor or the trustee, as applicable, has obtained a substitute interest rate cap or entered into an alternative arrangement satisfactory to the Rating Agencies and the insurer, which will not result in the reduction or withdrawal of the rating of the Class A securities (without giving effect to the insurance policy).

     In the event that the rating of any interest rate cap provider is reduced or withdrawn, as specified in the applicable interest rate cap, the transferor or the trustee, as applicable, will use its best efforts either to obtain for each affected interest rate cap a replacement interest rate cap, at the expense of that interest rate cap provider, or to enter into an alternative arrangement satisfactory to the Rating Agencies and the insurer.

     The trustee, on behalf of the trust, may sell all or a portion of one or more interest rate caps in an amount up to the excess on that date of the notional amounts taken as a group over the outstanding principal balance of the Class A securities, subject to (among other things) Rating Agency confirmation of the rating of the Class A securities (without giving effect to the insurance policy). Funds from any such sale will be applied as collections of principal receivables allocable in accordance with the allocations described below in"--Application of Collections--Payment of Principal." Each interest rate cap will provide for payments to the trustee and the trust's interest and those payments will be deposited into the cap proceeds account.

     The trustee will establish and maintain with a Qualified Institution in the name of the trust, for the benefit of the Class A securityholders, a cap proceeds account, which is a segregated trust account into which all amounts paid pursuant to the interest rate caps or any alternative arrangement satisfactory to the Rating Agencies are deposited.

INTEREST RATE CAP PROVIDERS

     Each interest rate cap provider will be a third party cap provider having a short-term rating acceptable to the Rating Agencies and the insurer. The initial interest rate cap providers are Bank of America, N.A. and Bank of Montreal, Chicago Branch, and the descriptions of them that follow have been provided by each respective interest rate cap provider. Neither the transferor nor the servicer makes any representation as to the accuracy or completeness of this information.

  Bank of America, N.A.

     Bank of America, N.A. ("BANK OF AMERICA" is a national banking association organized under the laws of the United States, and its principal executive offices are located in Charlotte, North Carolina. Bank of America is a wholly-owned indirect subsidiary of Bank of America Corporation and is engaged in a general commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. As of March 31, 2002, Bank of America had consolidated assets of $541 billion, consolidated deposits of $385 billion and shareholder's equity of $49 billion based on regulatory accounting principles.

     Bank of America Corporation is a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North Carolina. Additional information regarding Bank of America Corporation is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

     Moody's Investors Service, Inc. currently rates Bank of America's long-term certificates of deposit as "Aal" and short-term certificates of deposit as "P-1." Standard & Poor's Ratings Services currently rates Bank of America's long-term certificates of deposit as "AA-" and its short-term certificates of deposit as "A-1+." Further information with respect to these ratings may be obtained from Moody's and Standard & Poor's, respectively. No assurances can be given that the current ratings of Bank of America's instruments will be maintained.

     Bank of America will provide copies of the most recent Annual Report Form 10-K of Bank of America Corporation and the publicly available portion of the most recent quarterly Call Report of Bank of America delivered to the Comptroller of the Currency, without charge, to each person to whom this document is delivered, on the written request of such person. Written requests should be directed to:

          Bank of America Corporate Communications
          Bank of America Corporate Center, 18th floor
          Charlotte, North Carolina 28255
          Attention: Corporate Communications

     The information contained in this subsection entitled "--Bank of America, N.A." relates to and has been obtained from Bank of America. The information concerning Bank of America Corporation and Bank of America contained herein is furnished solely to provide limited introductory information regarding Bank of America Corporation and Bank of America and does not purport to be comprehensive. Such information is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced above.

     The delivery hereof shall not create any implication that there has been no change in the affairs of Bank of America Corporation or Bank of America since the date hereof, or that the information contained or referred to in this subsection is correct as of any time subsequent to its date.

  Bank of Montreal, Chicago Branch

     Bank of Montreal, Chicago Branch, is a branch of Bank of Montreal. Its office is currently located at 115 S. LaSalle Street, 19th Floor West, Chicago, Illinois 60603. Bank of Montreal, Chicago Branch is examined by the Federal Reserve Bank of Chicago and the State of Illinois and is subject to the banking laws and regulations applicable to a foreign bank.

     Bank of Montreal commenced business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Bank of Montreal's head office is located at 129 Rue Saint Jacques, Montreal, Quebec, H2Y 1L6, and its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1.

     Bank of Montreal, in terms of assets, is the fifth largest chartered bank in Canada. As of January 31, 2002, it had consolidated assets of $239.4 billion Canadian dollars based on the audited balance sheet of that date. As of January 31, 2002, the exchange rate was approximately US$1 = C$1.5891. Bank of Montreal offers a broad range of credit and non-credit products and services directly and through special-purpose Canadian and non-Canadian subsidiaries, offices and branches. As of January 31, 2002, Bank of Montreal maintained 963 bank branches in Canada. The Harris Bank group (Bankmont Financial Corp.), wholly-owned by Bank of Montreal, through various subsidiaries operates in the United States, engaging in commercial banking, investment and trust business. Bank of Montreal also provides a full range of investment dealer services through the BMO Nesbitt Burns group of companies which includes BMO Nesbitt Burns Corporation Limited, a major fully integrated Canadian investment dealer in which Bank of Montreal owns 100 percent of the voting shares, and BMO Nesbitt Burns Corp., Bank of Montreal's wholly-owned registered securities dealer in the United States. Through these and other operations, Bank of Montreal is building a North American financial services organization with a broad range of capabilities in Canada and the United States.

     Moody's Investors Service, Inc. currently rates Bank of Montreal's long-term certificates of deposit as "Aa3" and short-term certificates of deposit as "P-1." Standard & Poor's Ratings Services rates Bank of Montreal's long-term certificates of deposit as "AA-" and its short-term certificates of deposit as "A-1+." Fitch, Inc. rates Bank of Montreal's long-term certificates of deposit as "AA-" and its short-term certificates of deposit as "F1+." Further information with respect to such ratings may be obtained from Moody's, Standard & Poor's and Fitch, Inc., respectively. No assurances can be given that the current ratings of Bank of Montreal's instruments will be maintained.

     Bank of Montreal will provide copies of the most recent annual report of Bank of Montreal and the most recent publicly available portions of the quarterly call report of Bank of Montreal, without charge, to each person to whom this document is delivered, on the written request of such person. Written request should be directed to:

          Bank of Montreal, Investor Relations
          100 King Street
          1 First Canadian Place, 18th Floor
          Toronto, Ontario M5X 1A1
          Attention: Susan Payne

ALLOCATION PERCENTAGES

     During each Monthly Period, the servicer will allocate among the Invested Amount for Series 2002-4, the invested amount for each other series issued and outstanding and the interest of the transferor in the trust, all amounts collected on finance charge receivables, all amounts collected on principal receivables and the amount of all Defaulted Receivables.

  Floating Allocations

     Collections of finance charge receivables will be allocated prior to the commencement of an Early Amortization Period, collections of principal receivables will be allocated during the Revolving Period, and the amount of Defaulted Receivables will be allocated at all times, to the Invested Amount based on the Floating Percentage, which at all times equals the sum of the Class A Floating Percentage and the Class B Floating Percentage.

     During the Revolving Period, all collections of principal receivables allocable to Series 2002-4 will be allocated and paid to the transferor, except for (a) collections applied as Redirected Principal Collections and (b) Shared Principal Collections for the benefit of the holders of securities of other series, if any, and (c) funds deposited in the excess funding account.

  Fixed/Floating Allocations

     On any Business Day during the Accumulation Period or the Early Amortization Period, collections of principal receivables will be allocated to the Invested Amount based on the Fixed/Floating Percentage.

     On and after the date on which a Pay Out Event is deemed to have occurred, collections of finance charge receivables will be allocated to the Invested Amount based on the Fixed/Floating Percentage. However, the numerator used in calculating the Fixed/Floating Percentage in this instance will be the Adjusted Invested Amount as of the end of the day preceding the date on which the Pay Out Event was deemed to have occurred.

     On and after the date on which a Defeasance occurs with respect to your series of securities, each of the allocation percentages described above (whether floating or fixed/floating) with respect to your series of securities will be zero. See "--Defeasance" below.

     All amounts collected on finance charge receivables, all amounts collected on principal receivables and the amount of all Defaulted Receivables will be allocated to the interest of the transferor in the trust based on the Transferor Percentage.

     As a result of the Floating Percentage, collections of finance charge receivables (prior to the commencement of the Early Amortization Period) and the portion of Defaulted Receivables allocated to the Invested Amount will change each Business Day based on the relationship of the Class A Adjusted Invested Amount and the Class B Invested Amount to the total amount of principal receivables and amounts on deposit in the excess funding account on the preceding Business Day. The numerator of the allocation percentage for collections of principal receivables allocable to the Invested Amount, however, will remain fixed during the Accumulation Period or the Early Amortization Period.

     Collections of principal receivables allocable to the Class B Invested Amount are subject to possible redirection for the benefit of the Class A Invested Amount. See "--Redirected Principal Collections" below.

REDIRECTED CASH FLOWS

     On each Business Day, to the extent that any amounts are on deposit in the excess funding account, the servicer will determine the amount, called the "NEGATIVE CARRY AMOUNT," if any, equal to the excess of:

          (a) the product of (i) the Base Rate, (ii) the amount on deposit in the excess funding account allocated to Series 2002-4 and (iii) the number of days elapsed since the previous Business Day divided by the actual number of days in that year, over

          (b) the aggregate amount of all earnings since the previous Business Day available from the Cash Equivalents in which funds on deposit in the excess funding account are invested.

The servicer will apply an amount equal to the lesser of (a) Transferor Finance Charge Collections on that Business Day, and (b) the sum of the Negative Carry Amount for that Business Day and, following a claim for payment on the insurance policy, the unreimbursed claims on the insurance policy that have not been deposited in the interest funding account prior to that Business Day, in the manner specified for application of Available Series 2002-4 Finance Charge Collections.

     On each Distribution Date, the servicer will determine the amount, called the "REQUIRED AMOUNT," if any, by which the full amount to be paid pursuant to clauses (a) through (k) in "--Application of Collections--Payment of Fees, Interest and Other Items" below exceeds the portion of Available Series 2002-4 Finance Charge Collections and Transferor Finance Charge Collections, if any, applied to the payment of the amounts described in those clauses. To the extent of any Required Amount, the servicer will apply all or a portion of the Excess Finance Charge Collections of other series with respect to that Business Day allocable to the Series 2002-4 securities in an amount equal to the remaining Required Amount.

     Excess Finance Charge Collections from other series allocable to the Series 2002-4 securities for any Business Day will be equal to the product of:

          (a) Excess Finance Charge Collections available from all other series for that Business Day, and

          (b) a fraction, the numerator of which is the Required Amount for that Business Day (as reduced by amounts applied pursuant to the preceding paragraph) and the denominator of which is the aggregate amount of shortfalls in required amounts or other amounts to be paid from available collections of finance charge receivables for all series for that Business Day.

REDIRECTED PRINCIPAL COLLECTIONS

     On each Business Day, the servicer will determine the Class A Required Amount and will apply, or cause the trustee to apply, Redirected Principal Collections to the components of the Class A Required Amount in the same priority as those components are applied from Available Series 2002-4 Finance Charge Collections, as described under "--Application of Collections--Payment of Fees, Interest and Other Items" below.

     On each Distribution Date, the Class B Invested Amount will be reduced by the amount of unreimbursed Redirected Principal Collections for the related Monthly Period.

APPLICATION OF COLLECTIONS

  Allocations

     Obligors make payments on the receivables in the trust portfolio to the servicer, who deposits all payments in the collection account no later than the second Business Day following the date of processing. On the day on which any deposit to the collection account is available, the servicer will make the deposits and payments to the accounts and parties as indicated below. However, for as long as Direct Merchants Bank or any affiliate of Direct Merchants Bank remains the servicer under the pooling and servicing agreement, the servicer may make those deposits and payments on the related Transfer Date in an aggregate amount equal to the net amount of deposits and payments which would have been made on a daily basis, if:

          (i) (A) the servicer provides to the trustee a letter of credit or other form of credit enhancement rated in the highest rating category by the Rating Agencies covering the risk of collection of the servicer and (B) the transferor has not received a notice from any Rating Agency that making payments monthly rather than daily would result in the lowering of the Rating Agency's then-existing rating of any series of securities then outstanding, or

          (ii) the servicer has and maintains a short-term credit rating of "P-1" by Moody's and "A-1" by Standard & Poor's.

     If clause (i) or clause (ii) set forth above is satisfied, cash collections held by the servicer may be commingled and used for the benefit of the servicer prior to each Transfer Date. In the event of the insolvency or bankruptcy of the servicer or, in certain circumstances, the lapse of certain time periods, the trust may not have a first-priority perfected security interest in those collections. In that event, the amount payable to you could be lower than the outstanding principal amount and accrued interest on the Class A securities, resulting in losses to you. The servicer pays no fee to the trust or any securityholder for any use by the servicer of these collections.

     The servicer will withdraw the following amounts from the collection account for application on each Business Day as indicated:

          (a) an amount equal to the Transferor Percentage of the aggregate amount of collections of principal receivables will be paid to the transferor;

          (b) an amount equal to the Transferor Percentage of the aggregate amount of collections of finance charge receivables will be paid to the holder of the Exchangeable Transferor Security to the extent that those funds are not allocated to any series as set forth in the applicable supplement to the pooling and servicing agreement;

          (c) an amount equal to the sum of (i) prior to the occurrence of a Pay Out Event, the Floating Percentage, and on and after the occurrence of a Pay Out Event, the Fixed/Floating Percentage, of the sum of the aggregate amount of collections of finance charge receivables and the amount of Adjustment Payments made by the transferor with respect to Adjustment Payments required to be made but not made in a prior Monthly Period, (ii) certain Transferor Finance Charge Collections allocable to Series 2002-4 and (iii) Excess Finance Charge Collections of other series allocable to Series 2002-4, will be allocated and paid as described below in "--Payment of Fees, Interest and Other Items";

          (d) during the Revolving Period, an amount equal to the Floating Percentage of collections of principal receivables (less the amount of those collections applied as Redirected Principal Collections) will be applied as Shared Principal Collections;

          (e) during the Accumulation Period or the Early Amortization Period, an amount equal to the Fixed/Floating Percentage of collections of principal receivables (less the amount of those collections applied as Redirected Principal Collections), any amount on deposit in the excess funding account allocated to Series 2002-4, any amounts to be paid in respect of the Series Default Amount, unpaid Adjustment Payments, Class A Charge-Offs, Class B Charge-Offs and any amount of Shared Principal Collections allocated to the Class A securities and the Class B securities on the related Business Day, up to (i) during the Accumulation Period, the Controlled Deposit Amount, or (ii) during the Early Amortization Period, the Invested Amount, will be deposited in the principal account;

          (f) Shared Principal Collections will be allocated to each outstanding series pro rata based on any shortfalls with respect to principal payments for any series which is in its amortization period, and then, at the option of the transferor, to make payments of principal with respect to any variable funding securities. The servicer will pay any remaining Shared Principal Collections on the related Business Day to the holder of the Exchangeable Transferor Security; and

          (g) Excess Finance Charge Collections will be allocated as set forth below in "--Payment of Fees, Interest and Other Items."

     Any Shared Principal Collections and other amounts described above as being payable to the transferor will not be paid to the transferor if the interest of the transferor in the trust on any date, after giving effect to the inclusion in the trust of all receivables on or prior to that date and the application of all prior payments to the transferor, does not exceed the Minimum Transferor Interest. Any amounts otherwise payable to the transferor, together with any Adjustment Payments, as described below, will be deposited into and held in the excess funding account, and on the date that an accumulation period or early amortization period begins with respect to any series, those amounts will be deposited in the principal account of that series to the extent specified in the related supplement to the pooling servicing agreement, until the applicable principal account of that series has been funded in full or the holders of securities of that series have been paid in full. See "Description of the Securities--Excess Funding Account" in the attached prospectus.

     On each Business Day the transferor, at its discretion, will direct that amounts on deposit in the payment reserve account be (a) retained in that account, (b) applied as Available Series 2002-4 Finance Charge Collections or
(c) released to the transferor.

  Payment of Fees, Interest and Other Items

     On each Business Day during a Monthly Period, the servicer will determine the amount of Available Series 2002-4 Finance Charge Collections and will apply that amount, after taking into account deposits or payments made in respect of the item identified on each previous Business Day during that Monthly Period, in the following priority:

          (a) an amount equal to (i) the Class A Monthly Interest, plus (ii) the amount of any Class A Monthly Interest previously due but not deposited in the interest funding account in prior Monthly Periods, plus (iii) any additional interest (to the extent permitted by applicable law) at the Class A Interest Rate with respect to interest amounts that were due but not paid in a prior Monthly Period, will be deposited in the interest funding account;

          (b) an amount equal to (i) the portion of the Monthly Servicing Fee for the current month that has not been previously paid to the servicer, plus (ii) any prior Monthly Servicing Fee that was due but not previously paid to the servicer, will be distributed to the servicer;

          (c) an amount equal to the lesser of:

             (i) the sum of (A) any Available Series 2002-4 Finance Charge Collections remaining and (B) if that Business Day is a Default Recognition Date, an amount equal to the aggregate amount received by the transferor on each prior Business Day during the related Monthly Period that is to be treated as Transferor Retained Finance Charge Collections in accordance with clause (n) below and the Series 2002-4 supplement to the pooling and servicing agreement, and

             (ii) the sum of (A) the aggregate Series Default Amount for the related Business Day and (B) the unpaid Series Default Amount for any prior Business Day during the then current Monthly Period, will be (1) during the Revolving Period, treated as Shared Principal Collections and (2) during the Accumulation Period and the Early Amortization Period, treated as Available Series 2002-4 Principal Collections for the benefit of the Series 2002-4 securities;

          (d) an amount equal to the Series 2002-4 Percentage of any Adjustment Payment which the transferor is required but fails to make will be (i) during the Revolving Period, treated as Shared Principal Collections, and
     (ii) during the Accumulation Period and the Early Amortization Period, treated as Available Series 2002-4 Principal Collections for the benefit of the Series 2002-4 securities;

          (e) an amount equal to unreimbursed Class A Charge-Offs, if any, will be applied to reimburse Class A Charge-Offs and (i) during the Revolving Period, be treated as Shared Principal Collections, and (ii) during the Accumulation Period and the Early Amortization Period, be treated as Available Series 2002-4 Principal Collections for the benefit of the Series 2002-4 securities;

          (f) an amount equal to (i) the portion of the monthly premium with respect to the insurance policy due on the Distribution Date in the next succeeding Monthly Period that has not been previously deposited in the interest funding account, plus (ii) any prior monthly premium with respect to the insurance policy that was due but not previously deposited in the interest funding account, will be deposited in the interest funding account;

          (g) an amount equal to the portion of the unreimbursed claims on the insurance policy that have not been previously deposited in the interest funding account, will be deposited in the interest funding account;

          (h) an amount equal to the excess, if any, of the amount required to be retained in the spread account established for the benefit of the insurer over the amount on deposit in the spread account, will be deposited in the spread account; it being noted that, under certain circumstances, the amount required to be retained in the spread account may be equal to the outstanding principal balance of the Class A securities;

          (i) an amount equal to any other amounts required to be paid to the insurer pursuant to the insurance and reimbursement agreement that have not previously been deposited in the interest funding account, will be deposited in the interest funding account;

          (j) an amount equal to the unreimbursed amount by which the Class B Invested Amount has been reduced pursuant to clauses (c) and (d) of that definition on prior Business Days, if any, will be applied to reimburse any reduced amount and (i) during the Revolving Period, be treated as Shared Principal Collections, and (ii) during the Accumulation Period and the Early Amortization Period, be treated as Available Series 2002-4 Principal Collections for the benefit of the Series 2002-4 securities;

          (k) on and after the Reserve Account Funding Date, but prior to the date on which the accumulation period reserve account terminates, an amount equal to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited in the accumulation period reserve account;

          (l) an amount designated by the transferor in writing in its instructions to the trustee to be deposited in the payment reserve account, will be deposited in the payment reserve account;

          (m) any Available Series 2002-4 Finance Charge Collections remaining after making the above described distributions will be treated as Excess Finance Charge Collections which will be available (i) to cover shortfalls, if any, in amounts payable from collections of finance charge receivables to securityholders of other series, and then (ii) to pay any unpaid reasonable costs and expenses of a successor servicer, if any; and

          (n) on each Business Day other than the Default Recognition Date, any Available Series 2002-4 Finance Charge Collections remaining after making the above described distributions will be paid to the transferor to be treated as "TRANSFEROR RETAINED FINANCE CHARGE COLLECTIONS."

     On the Default Recognition Date, any Excess Finance Charge Collections which are remaining will be paid to the transferor.

     Notwithstanding the foregoing, if on any Default Recognition Date the sum of (i) the amount of Available Series 2002-4 Finance Charge Collections (including any amounts on deposit in the payment reserve account) remaining after application pursuant to clause (b) above and (ii) Transferor Retained Finance Charge Collections, is less than the amount of the aggregate Series Default Amount for the related Business Day, the servicer will apply (a) amounts deposited in the accumulation period reserve account during the then current Monthly Period and (b) amounts deposited in the spread account established for the benefit of the insurer during the then current Monthly Period, in accordance with clause (c) above, to the extent of the shortfall.

     On each Transfer Date, all investment income (net of investment losses and expenses) on funds on deposit in the principal funding account, the principal account and the accumulation period reserve account will be applied as if those amounts were Available Series 2002-4 Finance Charge Collections on the last Business Day of the preceding Monthly Period.

  Payment of Principal

     On each Business Day during the Revolving Period, the trustee, acting in accordance with instructions from the servicer, will treat the amount described above in clause (d) of "--Allocations" as Shared Principal Collections which will be applied as described above in clause (f) of "--Allocations."

     On each Transfer Date during the Accumulation Period and the Early Amortization Period, the trustee, acting in accordance with instructions from the servicer, will apply collections of principal receivables on deposit in the principal account in the following priority:

          (a) an amount equal to the Class A Principal will be deposited on each Transfer Date in the principal funding account for distribution to the Class A securityholders on the Class A Expected Final Payment Date (during the Accumulation Period) or distributed to the Class A securityholders on each Distribution Date until the Class A Invested Amount is paid in full (during the Early Amortization Period); and

          (b) on each Transfer Date with respect to the Accumulation Period, the balance of Available Series 2002-4 Principal Collections not applied pursuant to (a) above, if any, may be applied to the payment of principal to the Class B securityholders to the extent that the Class B Invested Amount exceeds the Stated Class B Amount, and any remaining excess on each Transfer Date during the Accumulation Period and the Early Amortization Period will be treated as Shared Principal Collections and applied as described above in clause (f) of "--Allocations."

COVERAGE OF INTEREST SHORTFALLS

     To the extent of any shortfall in the amount of Available Series 2002-4 Finance Charge Collections due to the accumulation of principal in the excess funding account, Transferor Finance Charge Collections will be made available to cover the Negative Carry Amount and the amount of any unreimbursed claims on the insurance policy that have not previously been deposited in the interest funding account.

     Excess Finance Charge Collections available from any series will be applied to cover any shortfalls with respect to amounts payable from collections of finance charge receivables allocable to any other series pro rata based upon the amounts of the shortfalls, if any, with respect to those series. To the extent of any unreimbursed claim on the insurance policy, following the repayment in full of the Invested Amount, Excess Finance Charge Collections will be applied to cover any unreimbursed claims on the insurance policy pro rata, based upon the amount of those unreimbursed claims and the amount of shortfalls, if any, with respect to other series. Any Excess Finance Charge Collections arising from Available Series 2002-4 Finance Charge Collections and remaining after covering shortfalls with respect to all outstanding series during a Monthly Period will be paid to the successor servicer, if any, to cover certain costs and expenses, and then to the holder of the Exchangeable Transferor Security.

SHARED PRINCIPAL COLLECTIONS

     Shared Principal Collections may be applied to cover principal payments due to or for the benefit of securityholders of another series, including principal payments which the transferor elects to make with respect to any variable funding securities. Any redirection of collections of principal receivables will not result in a reduction in the invested amount of any series. In addition, collections of principal receivables and certain other amounts initially applied for the benefit of other series, to the extent not needed to make payments to the securityholders of those series, may be applied to cover principal payments due to or for the benefit of the holders of the Series 2002-4 securities. See "--Application of Collections" above and "Description of the Securities--Application of Collections" and "--Shared Principal Collections" in the attached prospectus.

DEFAULTED RECEIVABLES; DILUTION

     Receivables in Defaulted Accounts are charged off as uncollectible in accordance with the servicer's customary and usual servicing procedures and the Credit and Collection Policy. See "Direct Merchants Credit Card Bank, N.A. Activities--Delinquency, Collections and Charge-Offs" in the attached prospectus and "Trust Credit Card Portfolio--Delinquency and Loss Experience" in this prospectus supplement. On each Business Day, the servicer will allocate to the Series 2002-4 securityholders the Series Default Amount.

     On any Business Day the servicer may adjust downward the amount of any principal receivable without receiving collections therefor or without charging off the amount as uncollectible. This downward adjustment could result from various events, including a rebate, refund, unauthorized charge or billing error. We call this type of adjustment a "dilution." If on any Business Day the servicer records a dilution, then the amount of the interest of the transferor in the trust will be reduced, on a net basis, by the amount of the dilution on that Business Day. In the event the interest of the transferor in the trust would be reduced below the Minimum Transferor Interest, the transferor will be required to pay to the servicer out of its own funds, for deposit into the excess funding account, an "ADJUSTMENT PAYMENT" equal to the amount by which the interest of the transferor in the trust would have been reduced below the Minimum Transferor Interest. If the transferor fails to make all or a portion of this Adjustment Payment, the Series 2002-4 Percentage of the unpaid Adjustment

Payment will be allocated to Series 2002-4, to be paid from Available Series 2002-4 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections or Redirected Principal Collections designated for that purpose. To the extent that those amounts are not sufficient to cover the portion of the unpaid Adjustment Payments allocated to Series 2002-4, there will be an Investor Charge-Off as described below.

INVESTOR CHARGE-OFFS

     If, on any Determination Date, the aggregate Series Default Amount and the Series 2002-4 Percentage of the unpaid Adjustment Payments, if any, for each Business Day in the preceding Monthly Period exceed:

          (a) the aggregate amount of Available Series 2002-4 Finance Charge Collections applied to cover these amounts, as described above in clauses
     (c) and (d) of "--Application of Collections--Payment of Fees, Interest and Other Items,"

          (b) the amount of Transferor Finance Charge Collections and Excess Finance Charge Collections allocated to cover these amounts, as described above in "--Redirected Cash Flows,"

          (c) the amount of Redirected Principal Collections allocated to cover these amounts, as described above in "--Redirected Principal Collections," and

          (d) the amount of investment income (net of investment losses and expenses) on funds on deposit in the principal funding account and any amounts withdrawn from the accumulation period reserve account allocated to cover these amounts, then the Class B Invested Amount (following reduction for any Redirected Principal Collections to be applied on the related Distribution Date) will be reduced by the aggregate amount of the excess, but not by more than the sum of the remaining aggregate Series Default Amount and the remaining Series 2002-4 Percentage of unpaid Adjustment Payments for that preceding Monthly Period. We call this reduction in the Class B Invested Amount a "CLASS B CHARGE-OFF."

     The Class B Invested Amount will be subsequently increased (but not by more than the unpaid principal balance of the Class B securities) on any Business Day by the amounts allocated and available for that purpose as described above under clause (j) of "--Application of Collections--Payment of Fees, Interest and Other Items."

     If any reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the trustee will make a claim for payment on the insurance policy in an amount equal to the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the sum of the remaining aggregate Series Default Amount and the remaining Series 2002-4 Percentage of unpaid Adjustment Payments for that Monthly Period. We call this claim amount a "POTENTIAL CLASS A CHARGE-OFF." In the event that the insurer fails to make the payment of the Potential Class A Charge-Off amount as required under the insurance policy, the Class A Invested Amount will be reduced by the amount the insurer failed to pay. We call this reduction in the Class A Invested Amount a "CLASS A CHARGE-OFF." The Class A Invested Amount cannot be reduced by more than the sum of the remaining aggregate Series Default Amount and the remaining Series 2002-4 Percentage of unpaid Adjustment Payments with respect to the related Monthly Period. Any Class A Charge-Off will have the effect of slowing or reducing the return of principal to the Class A securityholders.

     The Class A Invested Amount will be subsequently increased (but not by more than the unpaid principal balance of the Class A securities) on any Business Day by the amounts allocated and available for that purpose as described above under clause (e) of "--Application of Collections--Payment of Fees, Interest and Other Items."

PRINCIPAL FUNDING ACCOUNT

     Pursuant to the Series 2002-4 supplement to the pooling and servicing agreement, the servicer will establish and maintain a principal funding account with a Qualified Institution as a segregated trust account held for the benefit of the Series 2002-4 securityholders. During the Accumulation Period, the trustee at the direction of the servicer will transfer collections of principal receivables (other than Redirected Principal Collections) and Shared Principal Collections from other series, if any, allocated to the Class A securities as described above under "--Application of Collections" from the principal account to the principal funding account.

     Funds on deposit in the principal funding account will be invested by the trustee at the direction of the servicer in Cash Equivalents maturing no later than the following Transfer Date. During the Accumulation Period, investment earnings (net of investment losses and expenses) on funds on deposit in the principal funding account will be applied on each Transfer Date as if those amounts were Available Series 2002-4 Finance Charge Collections on the last Business Day of the preceding Monthly Period. If, for any interest period, the principal funding account investment earnings are less than an amount equal to the Covered Amount, the amount of that deficiency will be paid from the accumulation period reserve account to the extent of the Available Reserve Account Amount and applied on the applicable Transfer Date as if that amount were Available Series 2002-4 Finance Charge Collections on the last Business Day of the preceding Monthly Period.

ACCUMULATION PERIOD RESERVE ACCOUNT

     Pursuant to the Series 2002-4 supplement to the pooling and servicing agreement, the servicer will establish and maintain the accumulation period reserve account with a Qualified Institution as a segregated trust account held for the benefit of the Series 2002-4 securityholders. The accumulation period reserve account is established to assist with the subsequent distribution of interest on the Class A securities during the Accumulation Period. On each Business Day from and after the Reserve Account Funding Date, but prior to the termination of the accumulation period reserve account, the trustee, acting pursuant to the servicer's instructions, will apply Available Series 2002-4 Finance Charge Collections allocated to the Series 2002-4 securities as described above under "--Application of Collections--Payment of Fees, Interest and Other Items" to increase the amount on deposit in the accumulation period reserve account (if the amount on deposit is less than the Required Reserve Account Amount).

     Unless the accumulation period reserve account has been terminated as described below, all amounts on deposit in the accumulation period reserve account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the accumulation period reserve account to be made on that Transfer Date) will be invested by the trustee at the direction of the servicer in Cash Equivalents maturing no later than the following Transfer Date. The interest and other investment income (net of investment expenses and losses) earned on those investments will be retained in the accumulation period reserve account (if the amount on deposit is less than the Required Reserve Account Amount) or applied on each Transfer Date as if those amounts were Available Series 2002-4 Finance Charge Collections on the last day of the preceding Monthly Period.

     On or before each Transfer Date with respect to the Accumulation Period and on the first Transfer Date with respect to the Early Amortization Period, a withdrawal will be made from the accumulation period reserve account. The amount of that withdrawal will be applied as if it were Available Series 2002-4 Finance Charge Collections on the last day of the preceding Monthly Period in an amount equal to the lesser of:

          (a) the Available Reserve Account Amount with respect to the related Transfer Date, and

          (b) the amount, if any, by which (i) the Covered Amount exceeds (ii) the investment earnings (net of losses and investment expenses), if any, in the principal funding account for the related Transfer Date.

     The accumulation period reserve account will be terminated following the earliest to occur of:

          (a) the termination of the trust pursuant to the pooling and servicing agreement;

          (b) the date on which the Class A Invested Amount is paid in full;

          (c) if the Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to the Series 2002-4 securities; and

          (d) if the Accumulation Period has commenced, the earlier of the first Transfer Date with respect to the Early Amortization Period and the Class A Expected Final Payment Date.

Upon the termination of the accumulation period reserve account, all amounts on deposit in that account (after giving effect to any withdrawals on that date as described above) will be applied as if they were Available Series 2002-4 Finance Charge Collections.

THE INSURANCE POLICY

     On or before the Closing Date, MBIA will issue the insurance policy pursuant to the provisions of the insurance and reimbursement agreement to be dated as of the Closing Date, among the insurer, the transferor, the trustee and the servicer.

     The insurance policy will irrevocably and unconditionally guarantee to the trustee for the benefit of the Class A securityholders the payment of interest, the payment of the Monthly Servicing Fee and the payment of Potential Class A Charge-Offs, if any, on each Distribution Date.

     If on any Distribution Date the Available Series 2002-4 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections, Redirected Principal Collections, investment earnings (net of investment losses and expenses) on funds on deposit in the principal funding account and the amounts withdrawn from the accumulation period reserve account, if any, each with respect to the Monthly Period relating to that Distribution Date, are insufficient to pay the Class A Monthly Interest and the Monthly Servicing Fee with respect to that Monthly Period, then the trustee will demand payment on the insurance policy in an amount equal to the deficiency.

     Furthermore, on any Distribution Date with respect to which a Potential Class A Charge-Off has occurred, the trustee will make a claim for payment on the insurance policy in an amount equal to the amount of that Potential Class A Charge-Off. In addition, if on the Series 2002-4 Termination Date the outstanding principal amount of the Class A securities, after application of all amounts allocable to Class A Principal on that date, is greater than zero, the trustee will make a claim for payment on the insurance policy in an amount equal to the excess. The amounts described in the two preceding sentences, together with the interest and servicing fee deficiencies described in the preceding paragraph, are referred to as the "POLICY CLAIM AMOUNT."

     Payment of claims on the insurance policy will be made by the insurer on the later of 12:00 noon, New York City time, on the first Business Day preceding the Distribution Date and 12:00 noon, New York City time, on the Business Day following receipt by the insurer or the fiscal agent of the appropriate notice for payment.

     Pursuant to the insurance and reimbursement agreement and the Series 2002-4 supplement to the pooling and servicing agreement, funds deposited in the spread account will be used to reimburse the insurer for any claims made on the insurance policy. Any reimbursement will reduce any reimbursement required to be made from Available Series 2002-4 Finance Charge Collections.

     If payment of any amount guaranteed by the insurer pursuant to the insurance policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law in the event of an insolvency of the transferor, the servicer, Metris Companies Inc. or the trust, the insurer will pay that amount out of its funds on the later of:

          (a) the date when due to be paid pursuant to the order of the court or other governmental body referred to below; or

          (b) the first to occur of:

             (i) the fourth Business Day following receipt by the insurer or the fiscal agent from the trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the trustee is required to return the amount of any Policy Claim Amounts distributed with respect to the Class A securities during the term of the insurance policy because those distributions were avoidable preference payments under applicable bankruptcy law, (B) a notice for payment in the form specified by the insurance policy and (C) an assignment duly executed and delivered by the Class A securityholders, in the form as is reasonably required by the insurer and provided to the Class A securityholders by the insurer, irrevocably assigning to the insurer all rights and claims of the Class A securityholders relating to or arising under the Class A securities against the debtor with respect to the preference payment; or

             (ii) the date of receipt by the insurer or the fiscal agent from the trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to the date of receipt, the insurer or the fiscal agent has received written notice from the trustee that those items were to be delivered on that date and that date was specified in the notice.

The payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the court or other governmental body order and not to the trustee or Class A securityholders directly.

     The terms "receipt" and "received," with respect to the insurance policy, mean actual delivery to the insurer and to its fiscal agent appointed by the insurer at its option, if any, prior to 1:00 p.m., New York City time, on a Business Day. Delivery either on a day that is not a Business Day or after 1:00 p.m., New York City time, will be deemed to be received on the next succeeding Business Day. If any notice or certificate given under the insurance policy by the trustee is not in proper form or is not properly completed, executed or delivered, it will be deemed not to have been received, and the insurer or the fiscal agent will promptly advise the trustee of the improper form and the trustee may submit an amended notice.

     The insurer will be subrogated to the rights of each Class A securityholder to receive payments of principal and interest, as applicable, with respect to distributions on the Class A securities to the extent of any payment by the insurer under the insurance policy and will be reimbursed in accordance with the payment priorities described in this prospectus supplement.

     The insurer's obligations under the insurance policy in respect of guaranteed distributions will be discharged to the extent funds are transferred to the trustee as provided in the insurance policy or deposited by the servicer into the collection account, whether or not those funds are properly applied by the trustee.

     The terms of the insurance policy cannot be modified, altered or affected by any other agreement or instrument. The insurance policy by its terms may not be cancelled or revoked. The insurance policy is governed by the laws of the State of New York.

     THE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     Subject to certain exceptions, the investor securityholders of each series may take certain actions, or direct certain actions to be taken, under the pooling and servicing agreement or the Series 2002-4 supplement. So long as the insurer has not defaulted on its obligations under the insurance policy, the insurer will be deemed to be the holder of the Class A securities for certain purposes (other than with respect to payments on the Class A securities) and will be entitled to exercise all rights, including voting rights, of the Class A securityholders without the consent of the Class A securityholders. However, in the case of any amendment or waiver that would require the consent of all affected securityholders, the consent of the affected securityholders will be required in addition to MBIA's consent. In addition, the insurer will have certain additional rights as third party beneficiary to the Series 2002-4 supplement to the pooling and servicing agreement.

     In the absence of payments under the insurance policy, and if the Class B Invested Amount has been reduced to zero, Class A securityholders will bear directly the credit and other risks associated with their undivided interest in the trust.

PAIRED SERIES

     Subject to obtaining confirmation from each Rating Agency that no reduction or withdrawal of its then-existing rating of any outstanding class of securities will result (in the case of Series 2002-4, without regard to the insurance policy), and prior to the commencement of the Early Amortization Period, the Series 2002-4 securities may be paired with one or more other series or a portion of one or more other series issued by the trust. Each paired series either will be pre-funded with an initial deposit to a pre-funding account in an amount up to the initial principal balance of the paired series and primarily from the proceeds of the sale of the paired series or will have a variable principal amount. Any pre-funding account will be held for the benefit of the paired series and not for the benefit of the Class A securityholders. As amounts are deposited in the principal funding account either:

          (a) in the case of a pre-funded paired series, an equal amount of funds on deposit in any pre-funding account for the pre-funded paired series will be released (and those funds will be distributed to the transferor), or

          (b) in the case of a paired series having a variable principal amount, an interest in the variable paired series in an equal or lesser amount may be sold by the trust (and the proceeds of that sale will be distributed to the transferor).

In either case, the invested amount in the trust of the paired series will increase by up to a corresponding amount.

     Upon payment in full of the Series 2002-4 securities, assuming that there have been no unreimbursed charge-offs with respect to any related paired series, the aggregate invested amount of the related paired series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Series 2002-4 securityholders.

     The issuance of a paired series will be subject to the conditions described under "Description of the Securities--New Issuances" in the attached prospectus. We cannot assure you, however, that the terms of any paired series might not have an impact on the timing or amount of payments received by a Class A securityholder. In particular, the denominator of the Fixed/Floating Percentages for the Class A securities and the Class B securities may be increased upon the occurrence of a Pay Out Event with respect to a paired series resulting in a possible reduction of the percentage of collections of principal receivables and collections of finance charge receivables allocated to Series 2002-4 if any event required reliance by Series 2002-4 on clause (b) of the denominator of the applicable Fixed/Floating Percentages and, in the case of principal collections, allowed payment of principal at that time to the paired series. See "--Allocation Percentages" above.

DEFEASANCE

     On the date that the following conditions have been satisfied:

          (a) the transferor has deposited (i) in the principal funding account an amount such that the amount on deposit in the principal funding account following that deposit is equal to the outstanding principal balance of the Class A securities and (ii) in the payment reserve account an amount sufficient to pay all remaining interest on the Class A securities scheduled to accrue through the Class A Expected Final Payment Date;

          (b) the transferor has delivered to the trustee an opinion of counsel to the effect that the deposits and termination of obligations will not result in the trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and an opinion of counsel to the effect that following the deposit none of the trust, the payment reserve account, the principal funding account or the principal account will be deemed to be an association (or publicly traded partnership) taxable as a corporation;

          (c) the transferor has delivered to the trustee a certificate of an officer of the transferor stating that the transferor reasonably believes that such deposit and termination of its obligations will not constitute a

     Pay Out Event or any event that, with the giving of notice or the lapse of time, would cause a Pay Out Event to occur; and

          (d) the transferor has obtained confirmation from each Rating Agency that no reduction or withdrawal of its then-existing rating of any outstanding class of securities will result from those events;

then, the Series 2002-4 securities will no longer be entitled to the security interest of the trust in the receivables and, except for those assets described in clause (a) above, other trust assets (called "DEFEASANCE"), and the percentages applicable to the allocation to the Series 2002-4 securityholders of collections of principal receivables, collections of finance charge receivables and amounts of Defaulted Receivables will be reduced to zero.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

     The Class A securities will be subject to optional repurchase by the transferor (so long as the transferor is the servicer or an affiliate of the servicer) on any Distribution Date if on that date the Class A Invested Amount would be reduced to an amount less than or equal to 10% of the highest Invested Amount during the Revolving Period and if certain additional conditions set forth in the pooling and servicing agreement are satisfied, including that all unreimbursed draws on the insurance policy and other amounts due and owing to the insurer under the insurance and reimbursement agreement, together with interest thereon, have been paid. The repurchase price will be equal to the unpaid Class A Invested Amount plus accrued and unpaid interest on the Class A securities, in each case after giving effect to any payments on that date. In each case, interest will accrue through the day preceding the Distribution Date on which the repurchase occurs.

     The Series 2002-4 securities will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Series 2002-4 securityholders, whether as a result of optional reassignment to the transferor or otherwise. Unless previously terminated as described above, the final distribution of principal and interest on the Class A securities will be made on the Series 2002-4 Termination Date, except as described below.

     If the Invested Amount is greater than zero on the Series 2002-4 Termination Date, exclusive of any class held by the transferor, then the trustee will sell or cause to be sold (and apply the proceeds first to the Class A securities until paid in full, then to the insurer for unreimbursed draws under the insurance policy and other amounts owing to the insurer under the insurance and reimbursement agreement, and then to the Class B securities until paid in full to the extent necessary to pay any remaining amounts to all Series 2002-4 securityholders pro rata within each class as final payment of the Series 2002-4 securities) interests in the receivables or certain receivables, as specified in the pooling and servicing agreement and the Series 2002-4 supplement, in an amount up to 110% of the Invested Amount at the close of business on that date (but not more than the total amount of receivables allocable to the Series 2002-4 securities in accordance with the pooling and servicing agreement). If the sale contemplated by the preceding sentence has not occurred by the Series 2002-4 Termination Date, the affected Series 2002-4 securityholders will continue to be entitled to receive proceeds of the sale when it occurs. The net proceeds of the sale and any collections on the receivables, up to an amount equal to the Invested Amount plus accrued interest due on the Series 2002-4 securities, will be paid on the Series 2002-4 Termination Date, first to the Class A securityholders until the Class A Invested Amount is paid in full, then to the insurer for unreimbursed draws under the insurance policy and other amounts owing to the insurer under the insurance and reimbursement agreement, and then to the Class B securityholders until the Class B Invested Amount is paid in full.

     Unless the servicer and the holder of the Exchangeable Transferor Security instruct the trustee otherwise, the trust will terminate on the earlier of:

          (a) the day after the Distribution Date following the date on which funds have been deposited in the distribution account for the payment to securityholders sufficient to pay in full the aggregate investor interest of all series outstanding plus interest thereon at the applicable interest rates to that next Distribution Date, and

          (b) a date which will not be later than May 26, 2095.

Once the trust has terminated and the interest of the transferor in the trust has been surrendered, the trustee will convey to the transferor all right, title and interest of the trust in and to the receivables and other funds of the trust, other than funds on deposit in the distribution account and other similar bank accounts of the trust with respect to any series.

PAY OUT EVENTS

     As described above, the Revolving Period will continue until the commencement of the Accumulation Period, unless a Pay Out Event occurs prior to that date. A "PAY OUT EVENT" refers to any of the following events:

          (a) failure on the part of the transferor:

             (i) to make any payment or deposit on the date required under the pooling and servicing agreement (or within the applicable grace period which will not exceed five Business Days);

             (ii) to perform in all material respects the transferor's covenant not to sell, pledge, assign, or transfer to any person, or grant any unpermitted lien on, any receivable in the trust portfolio; or

             (iii) to observe or perform in any material respect any other covenants or agreements of the transferor set forth in the pooling and servicing agreement or the Series 2002-4 supplement, which failure has a material adverse effect on the Series 2002-4 securityholders (without regard to the insurance policy) and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, which has been given to the transferor by the trustee, or to the transferor and the trustee by the Series 2002-4 securityholders representing more than 50% of the Invested Amount and continues to materially and adversely affect the interests of the Series 2002-4 securityholders (without regard to the insurance policy) during that period;

          (b) any representation or warranty made by the transferor in the pooling and servicing agreement proves to have been incorrect in any material respect when made, and as a result the interests of the Series 2002-4 securityholders are materially adversely affected (without regard to the insurance policy), and the representation or warranty continues to be incorrect for 60 days after written notice and the interests of the Series 2002-4 securityholders continue to be materially adversely affected (without regard to the insurance policy) during that period; provided, however, that a Pay Out Event will not be deemed to occur under the pooling and servicing agreement if the transferor has accepted reassignment of the related receivable or all related receivables, if applicable, during that period (or any longer period as the trustee may specify) in accordance with the provisions of the pooling and servicing agreement;

          (c) certain events of bankruptcy or insolvency relating to the transferor, Direct Merchants Bank or Metris Companies Inc.;

          (d) any reduction of the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the average Base Rates for those same three consecutive Monthly Periods;

          (e) the trust becomes subject to regulation by the Securities and Exchange Commission as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (f) (i) the interest of the transferor in the trust is less than the Minimum Transferor Interest, (ii) the Series 2002-4 Percentage of the sum of the total amount of principal receivables plus amounts on deposit in the excess funding account is less than the sum of the aggregate outstanding principal amounts of the Class A securities and the Class B securities,
     (iii) the total amount of principal receivables and the amounts on deposit in the excess funding account, the principal account and the principal funding account is less than the Minimum Aggregate Principal Receivables or
     (iv) the Retained Percentage is equal to or less than 2%, in each case as of any Determination Date;

          (g) the occurrence of any Servicer Default which would have a material adverse effect on the Series 2002-4 securityholders (without regard to the insurance policy);

          (h) the failure of any interest rate cap provider to make any payment required under an interest rate cap within 30 days of the due date of that payment; or

          (i) any draw is made on the insurance policy.

     In the case of any event described in clause (a), (b), or (g) above, a Pay Out Event will be deemed to have occurred with respect to the Series 2002-4 securities only if, after any applicable grace period, the Series 2002-4 securityholders evidencing undivided interests aggregating more than 50% of the Invested Amount, by written notice to the trustee, the transferor and the servicer, declare that a Pay Out Event has occurred with respect to the Series 2002-4 securities as of the date of the notice. In the case of any event described in clause (c) or (e) above, a Pay Out Event with respect to all series then outstanding, and in the case of any event described in clause (d), (f), (h) or (i) a Pay Out Event with respect only to the Series 2002-4 securities, will be deemed to have occurred without any notice or other action on the part of the trustee or the Series 2002-4 securityholders or all securityholders, as appropriate, immediately upon the occurrence of that event.

     Pursuant to the Series 2002-4 supplement to the pooling and servicing agreement, the insurer (so long as the insurer has not defaulted on its obligations under the insurance policy) and not the holders of the Class A securities, will have the right to vote, or otherwise direct action, with respect to the Class A securities, including the declaration of any Pay Out Event.

     On the date on which a Pay Out Event is deemed to have occurred, the Early Amortization Period will commence. In that event, distributions of principal to the Series 2002-4 securityholders will begin on the first Distribution Date following the month in which the Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Early Amortization Period begins, Series 2002-4 securityholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life and maturity of the Series 2002-4 securities.

     In addition to the consequences of a Pay Out Event discussed above, if an Insolvency Event occurs, the transferor will immediately cease to transfer principal receivables to the trust and will promptly give notice to the trustee of the Insolvency Event. If an Insolvency Event or a Trigger Event occurs, the pooling and servicing agreement and the trust will be terminated, and within 15 days of notice to the trustee, the trustee will publish a notice of the Insolvency Event or Trigger Event, stating that the trustee intends to sell, dispose of, or otherwise liquidate the Receivables. With respect to each series outstanding at that time (or, if any outstanding series has more than one class, of each class of such series excluding any class or portion of a class held by the transferor), unless otherwise instructed within a specified period by securityholders representing undivided interests aggregating more than 50% of the invested amount of any series (or class excluding any class or portion of a class held by the transferor) and the holders of any other interest in the transferor's interest in the trust other than the transferor, the trustee will use its best efforts to sell, dispose of, or otherwise liquidate the portion of the receivables in the trust portfolio allocable to the series that did not vote to continue the trust in accordance with the pooling and servicing agreement through the solicitation of competitive bids and on terms equivalent to the best purchase offer, as determined by the trustee. The proceeds from the sale, disposition or liquidation of the receivables will be treated as collections of the receivables allocable to the applicable Series 2002-4 securityholders and will be distributed to the applicable Series 2002-4 securityholders as provided above in "--Application of Collections."

     If the only Pay Out Event to occur is either the bankruptcy or insolvency of the transferor or the appointment of a bankruptcy trustee or receiver for the transferor, the bankruptcy trustee or receiver may have the power to prevent the early sale, liquidation or disposition of the receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver may have the power to cause the early sale of the receivables and the early retirement of the Series 2002-4 securities.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Pursuant to the Series 2002-4 supplement to the pooling and servicing agreement, the insurer (so long as the insurer has not defaulted on its obligations under the insurance policy) and not the holders of the Class A securities, will have the right to vote the Class A securities in all instances, including with respect to the termination of the servicer upon the occurrence of a Servicer Default.

     The servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the Monthly Servicing Fee. The Monthly Servicing Fee will be funded from finance charge collections allocated to the Series 2002-4 securityholders, and will be paid from the amount so allocated and on deposit in the collection account. See "--Application of Collections--Payment of Fees, Interest and Other Items" above and "Description of the Securities--Application of Collections" in the attached prospectus. The remainder of the servicing fee will be allocable to the interest of the transferor in the trust and the investor interests of other series. Neither the trust nor the Series 2002-4 securityholders will have any obligation to pay any portion of the servicing fee allocable to the transferor's interest in the trust.

     The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables in the trust portfolio including, without limitation, payment of the fees and disbursements of the trustee and independent certified public accountants and other fees which are not expressly stated in the pooling and servicing agreement to be payable by the trust or the Series 2002-4 securityholders other than federal, state and local income and franchise taxes, if any, of the trust.

     If on any Distribution Date through the end of the Accumulation Period the amounts available to pay the Monthly Servicing Fee for the related Monthly Period are insufficient to cover the full amount due, then the trustee will demand payment on the insurance policy in an amount equal to that deficiency.

REPORTS TO SECURITYHOLDERS

     On or after each Distribution Date, the trustee will forward to each Series 2002-4 securityholder of record, a statement prepared by the servicer setting forth the items described in "Description of the Securities--Reports to Securityholders" in the attached prospectus. In addition, the statement will include (a) the amount, if any, withdrawn from the principal funding account for the related Transfer Date, (b) the interest of the transferor in the trust, if any, for the related Transfer Date, (c) the aggregate notional amount of the interest rate caps and the amount deposited in the cap proceeds account during the related Monthly Period and (d) the amount of any claim on the insurance policy on the related Distribution Date. If definitive securities are issued, notices to Series 2002-4 securityholders will also be given by mail to their addresses as they appear on the register maintained by the trustee.

                        LISTING AND GENERAL INFORMATION

     We will attempt to apply to have the Class A securities listed on the Luxembourg Stock Exchange. We cannot assure you that the application will be accepted or that the Class A securities will be listed on the Luxembourg Stock Exchange or any other stock exchange or, if so listed, when the listing would occur. Purchasers of the Class A securities should not rely upon the Class A securities being listed on the Luxembourg Stock Exchange or any other stock exchange. You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for the Class A securities, Boulevard Konrad Adenauer 2, L-1115 Luxembourg, phone number (352) 42 12 21, to determine whether our listing application has been accepted and whether the Class A securities are listed on the Luxembourg Stock Exchange. If the listing application is accepted, the Certificate of Incorporation and By-laws of Metris Receivables, Inc., as well as legal notice relating to the issuance of the Class A securities will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained upon request. If the Class A securities are listed, trading of the Class A securities may be effected on the Luxembourg Stock Exchange. The Class A securities have been accepted for clearance through the facilities of The Depository Trust Company, Clearstream Banking, societe anonyme and the Euroclear System.

     The transactions contemplated in this prospectus supplement were authorized by resolutions adopted by Metris Receivables, Inc.'s Board of Directors on April 16, 2001.

     If the Class A securities are listed on the Luxembourg Stock Exchange, copies of the pooling and servicing agreement, the Series 2002-4 supplement, the annual report of independent certified public accountants described in "Description of the Securities--Evidence as to Compliance" in the attached prospectus, the documents listed under "Where You Can Find More Information" and the reports to Series 2002-4 securityholders referred to under "Reports to Securityholders" and "Description of the Securities--Reports to Securityholders" in the attached prospectus will be available free of charge at the office of Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for the Class A securities, Boulevard Konrad Adenauer 2, L-1115 Luxembourg. Financial information regarding the transferor is included in the consolidated financial statements of Metris Companies Inc. in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, also available at the office of the listing agent in Luxembourg. For so long as the Class A securities are outstanding and are listed on the Luxembourg Stock Exchange, copies of each Annual Report on Form 10-K for subsequent fiscal years will also be available at the office of the listing agent in Luxembourg.

     The transferor confirms that there has been no material adverse change in the performance of the trust since the date of the information with respect to the trust set forth in this prospectus supplement under "The Receivables."

     If the Class A securities are listed on the Luxembourg Stock Exchange and definitive securities are issued and the rules of the Luxembourg Stock Exchange require a Luxembourg transfer agent, the Luxembourg paying agent will be appointed as a transfer agent.

     The pooling and servicing agreement provides that the trustee will pay to the transferor upon request any monies held by the trustee for the payment of principal and interest which remains unclaimed for two years. After payment to the transferor, Series 2002-4 securityholders entitled to the money must look to the transferor for payment as general creditors unless an abandoned property law designates otherwise.

     The Series 2002-4 securities, the pooling and servicing agreement and the Series 2002-4 supplement are governed by the laws of the State of Delaware.

                              ERISA CONSIDERATIONS

     Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code, prohibit Plans from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise taxes and other liabilities under ERISA and Section 4975 of the Internal Revenue Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

CLASS A SECURITIES

     The underwriters of the Class A securities do not expect that the Class A securities will be held by at least 100 independent investors and, therefore, do not expect that the Class A securities will qualify as "publicly-offered securities" under the plan asset regulation. Accordingly, the Class A securities may not be acquired by (a) any employee benefit plan that is subject to ERISA,
(b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to Section 4975 of the Internal Revenue Code or (c) any entity whose underlying assets include "plan assets" under the plan asset regulation by reason of any such plan's investment in the entity. By its acceptance of a Class A security, each Class A securityholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement dated May 23, 2002 among Metris Receivables, Inc., Metris Companies Inc. and the underwriters named below, Metris Receivables, Inc. has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the securities set forth opposite its name:

                                                               PRINCIPAL
                                                               AMOUNT OF
                                                                CLASS A
UNDERWRITERS                                                   SECURITIES
------------                                                  ------------
Banc of America Securities LLC..............................  $175,000,000
Deutsche Bank Securities Inc. ..............................   175,000,000
J.P. Morgan Securities Inc. ................................   175,000,000
Barclays Capital Inc. ......................................    25,000,000
Credit Suisse First Boston Corporation......................    25,000,000
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated....................................    25,000,000
                                                              ------------
          Total.............................................  $600,000,000
                                                              ============

     In the underwriting agreement, the underwriters of the Class A securities have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A securities offered hereby if any of the Class A securities are purchased.

     The underwriters propose initially to offer the Class A securities to the public at 100.00% of their principal amount and to certain dealers at such price less concessions not in excess of 0.15% of the principal amount of the Class A securities. The underwriters may allow, and such dealers may reallow, concessions not in excess of 0.10% of the principal amount of the Class A securities to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.

     Metris Receivables, Inc. will receive proceeds of approximately $598,500,000 from the sale of the Class A securities (representing 99.75% of the principal amount of each Class A security) after paying the underwriting discount of $1,500,000 (representing 0.25% of the principal amount of each Class A security). Additional offering expenses are estimated to be approximately $865,000.

     Each underwriter has represented and agreed that:

          - it has not offered or sold, and prior to the date which is six months after the date of issue of the Class A securities will not offer or sell any Class A securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, as amended (the "REGULATIONS") and the Financial Services and Markets Act 2000 (the "FSMA");

          - it has complied and will comply with all applicable provisions of the Regulations and the FSMA with respect to anything done by it in relation to the Class A securities in, from or otherwise involving the United Kingdom; and

          - it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Class A securities in circumstances in which Section 21(1) of the FSMA does not apply to the trust.

     Metris Receivables, Inc. and Metris Companies Inc. will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

     Any underwriter will be permitted to engage in the following transactions, to the extent permitted by Regulation M under the Securities Exchange Act of 1934, as amended:

     - over-allotment transactions, which involve syndicate sales in excess of the offering size creating a syndicate short position;

     - stabilizing transactions, which permit bids to purchase the Class A securities so long as the stabilizing bids do not exceed a specified maximum; and

     - syndicate covering transactions, which involve purchases of the Class A securities in the open market after the distribution has been completed to cover syndicate short positions.

Over-allotment transactions, stabilizing transactions and syndicate covering transactions may cause prices of the Class A securities to be higher than they would otherwise be in the absence of such transactions. Neither the trust nor any of the underwriters represent that the underwriters will engage in any such transactions nor that such transactions, once commenced, will not be discontinued without notice.

     In the ordinary course of business, one or more of the underwriters or their affiliates have engaged, and may engage in the future, in certain investment banking or commercial banking transactions with Metris Companies Inc. and its affiliates. Bank of America, N.A., one of the interest rate cap providers, is an affiliate of Banc of America Securities LLC, which is one of the underwriters of the Class A securities.

     As discussed under "Use of Proceeds," all or a portion of the net proceeds of the sale of the Class A securities will be used to repay one or more of the following: (i) all or a portion of the Series 2001-C Variable Funding Securities and (ii) all or a portion of the Series 2001-A Variable Funding Securities. The Series 2001-C Variable Funding Securities are held by one or more conduit investors for which JPMorgan Chase Bank, an affiliate of J.P. Morgan Securities Inc., provides liquidity lines and acts as administrator. J.P. Morgan Securities Inc. is one of the underwriters of the Class A securities. Certain classes of the Series 2001-A Variable Funding Securities are held by one or more conduit investors for which Deutsche Bank AG, New York Branch, an affiliate of Deutsche Bank Securities Inc., provides liquidity lines and acts as administrator. Deutsche Bank Securities Inc. is one of the underwriters of the Class A securities.

                           GLOSSARY OF DEFINED TERMS

     Many of the terms defined below contain terms defined elsewhere in this glossary or in the glossary contained in the prospectus.

     "ACCUMULATION PERIOD" means the period of time beginning at the close of business on the last day of the April 2006 Monthly Period, or such later date as is determined in accordance with the description under "Description of Series Provisions--Postponement of Accumulation Period" in this prospectus supplement, and ending on the earliest of:

     - the date on which the Invested Amount is paid in full;

     - the date on which Early Amortization Period begins; and

     - the Series 2002-4 Termination Date.

     "ACCUMULATION PERIOD LENGTH" has the meaning described under "Description of Series Provisions--Postponement of Accumulation Period" in this prospectus supplement.

     "ACCUMULATION SHORTFALL" initially, means zero and thereafter, means, with respect to any Monthly Period during the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for the previous Monthly Period over the amount deposited into the principal funding account for the previous Monthly Period.

     "ADJUSTED INVESTED AMOUNT" means, as of any Business Day, the Invested Amount minus the sum of the amount then on deposit in the principal account, the amount then on deposit in the principal funding account and the Series 2002-4 Percentage of the amount then on deposit in the excess funding account.

     "ADJUSTMENT PAYMENT" means the amount that the transferor will be required to pay to the servicer, for deposit into the excess funding account, as described under "Description of Series Provisions--Defaulted Receivables; Dilution" in this prospectus supplement.

     "AVAILABLE RESERVE ACCOUNT AMOUNT" means, on any Transfer Date, the amount available to be withdrawn from the accumulation period reserve account equal to the lesser of the amount on deposit in the accumulation period reserve account (before giving effect to any withdrawal to be made from the accumulation period reserve account on that Transfer Date) and the Required Reserve Account Amount for that Transfer Date.

     "AVAILABLE SERIES 2002-4 FINANCE CHARGE COLLECTIONS" means, with respect to any Monthly Period, an amount equal to the sum of:

     - prior to the date on which a Pay Out Event is deemed to occur, the Floating Percentage of the sum of collections of finance charge receivables and the amount of overdue Adjustment Payments made by the transferor or, on and after the date on which a Pay Out Event is deemed to occur, the Fixed/Floating Percentage of the sum of collections of finance charge receivables and the amount of overdue Adjustment Payments made by the transferor;

     - investment earnings on amounts on deposit in the payment reserve account, the principal funding account and the accumulation period reserve account;

     - amounts on deposit in the cap proceeds account, if any; and

     - amounts on deposit in the payment reserve account, if any, if and to the extent designated by the transferor.

     For purposes of this definition, net investment earnings on amounts on deposit in the excess funding account are treated as finance charge collections.

     "AVAILABLE SERIES 2002-4 PRINCIPAL COLLECTIONS" means, with respect to any Monthly Period, or portion of any Monthly Period, commencing on or after the beginning of the Accumulation Period or the Early Amortization Period, an amount equal to the sum of:

     - an amount equal to the Fixed/Floating Percentage of all principal collections (less the amount of Redirected Principal Collections) received during that Monthly Period;

     - any amount on deposit in the excess funding account allocated to the Series 2002-4 securities with respect to that Monthly Period;

     - the aggregate Series Default Amount and the Series 2002-4 Percentage of overdue Adjustment Payments paid from Available Series 2002-4 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and Redirected Principal Collections with respect to that Monthly Period and any reimbursements from Available Series 2002-4 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections or Redirected Principal Collections of unreimbursed Class A Charge-Offs and Class B Charge-Offs;

     - the Policy Claim Amount for Potential Class A Charge-Offs for that Monthly Period;

     - Shared Principal Collections allocated to the Series 2002-4 securities;
       and

     - the proceeds of the sale of all or a portion of an interest rate cap with respect to that Monthly Period.

     "BASE RATE" means, with respect to any Monthly Period, the sum of:

     - the weighted average of the Class A Interest Rate as of the last day of that Monthly Period; plus

     - the product of 2% per annum and the percentage equivalent of a fraction the numerator of which is the Adjusted Invested Amount and the denominator of which is the Invested Amount, each as of the last day of that Monthly Period.

     "CLASS A ADJUSTED INVESTED AMOUNT" means for any date of determination, an amount (not less than zero) equal to the then current Class A Invested Amount, minus the sum of the amount then on deposit in the principal account for the benefit of the Class A securities and in the principal funding account on that date.

     "CLASS A CHARGE-OFF" has the meaning described in "Description of Series Provisions--Investor Charge-Offs" in this prospectus supplement.

     "CLASS A EXPECTED FINAL PAYMENT DATE" means the May 2007 Distribution Date.

     "CLASS A FLOATING PERCENTAGE" means, for any Business Day, the percentage equivalent (which percentage will never exceed 100%) of a fraction:

     - the numerator of which is the Class A Adjusted Invested Amount at the end of the preceding Business Day; and

     - the denominator of which is the greater of (a) the sum of the aggregate amount of principal receivables in the trust and amounts on deposit in the excess funding account as of the end of the preceding Business Day and (b) the sum of the numerators for all classes of all series then outstanding used to calculate the applicable allocation percentage.

     "CLASS A INITIAL INVESTED AMOUNT" means $600,000,000.

     "CLASS A INTEREST RATE" means 0.38% per annum above LIBOR as determined on the related LIBOR Determination Date.

     "CLASS A INVESTED AMOUNT" means, for any date, an amount (which may not be reduced below zero) equal to:

          (a) the Class A Initial Invested Amount; minus

          (b) the aggregate amount of principal payments made to Class A securityholders through and including that date; minus

          (c) the aggregate amount of Class A Charge-Offs for all prior Distribution Dates; plus

          (d) the aggregate amount of Available Series 2002-4 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and Redirected Principal Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to clause (c) above.

     "CLASS A MONTHLY INTEREST" means, for any Distribution Date, the product of:

          (a) the Class A Interest Rate for the related interest period;

          (b) the outstanding principal balance of the Class A securities at the close of business on the first day of that interest period; and

          (c) a fraction the numerator of which is the actual number of days in that interest period and the denominator of which is 360.

     "CLASS A PERCENTAGE" means, for any Business Day during a Monthly Period, a fraction the numerator of which is the Class A Initial Invested Amount and the denominator of which is the Initial Invested Amount.

     "CLASS A PRINCIPAL" means, with respect to any Distribution Date relating to the Accumulation Period or the Early Amortization Period, prior to the payment in full of the Class A Invested Amount, the least of:

          (a) the Available Series 2002-4 Principal Collections on deposit in the principal account with respect to the related Transfer Date;

          (b) for each Distribution Date with respect to the Accumulation Period, prior to the payment in full of the Class A Invested Amount and on or prior to the Class A Expected Final Payment Date, the applicable Controlled Deposit Amount for the related Transfer Date; and

          (c) the Class A Adjusted Invested Amount on the related Transfer Date.

     "CLASS A REQUIRED AMOUNT" means, for any Business Day during a Monthly Period, the amount, if any, by which:

          (a) the sum of:

             (i) the Class A Monthly Interest and any overdue Class A Monthly Interest on the related Distribution Date (and additional interest on that amount);

             (ii) the Class A Floating Percentage of the amount of principal receivables in Defaulted Accounts for that Monthly Period (to date);

             (iii) the Class A Percentage of the Monthly Servicing Fee for that Monthly Period; and

             (iv) the Class A Floating Percentage of the Series 2002-4 Percentage of the Adjustment Payment required to be made by the transferor but not made on that Business Day and on each previous Business Day during that Monthly Period; exceeds

          (b) the Available Series 2002-4 Finance Charge Collections plus any Excess Finance Charge Collections from other series plus any Transferor Finance Charge Collections, plus, if that day is the Default Recognition Date for that related Monthly Period, any Transferor Retained Finance Charge Collections, in each case allocated for that purpose.

     "CLASS B CHARGE-OFF" has the meaning described in "Description of Series Provisions--Investor Charge-Offs" in this prospectus supplement.

     "CLASS B FIXED/FLOATING PERCENTAGE" means, for any Business Day, the percentage equivalent (which percentage will never exceed 100%) of a fraction:

     - the numerator of which is the Class B Invested Amount at the end of the last day of the Revolving Period; and

     - the denominator of which is the greater of (a) the sum of the aggregate amount of principal receivables in the trust and the amounts on deposit in the excess funding account at the end of the preceding Business Day and (b) the sum of the numerators for all classes of all series then outstanding used to calculate the applicable allocation percentages with respect to principal collections for all series.

     "CLASS B FLOATING PERCENTAGE" means, for any Business Day, the percentage equivalent (which percentage will never exceed 100%) of a fraction:

     - the numerator of which is the Class B Invested Amount at the end of the preceding Business Day; and

     - the denominator of which is the greater of (a) the sum of the aggregate amount of principal receivables in the trust and amounts on deposit in the excess funding account as of the end of the preceding Business Day and (b) the sum of the numerators for all classes of all series then outstanding used to calculate the applicable allocation percentage.

     "CLASS B INITIAL INVESTED AMOUNT" means $62,983,425.

     "CLASS B INVESTED AMOUNT" means for any date an amount (which may not be reduced below zero) equal to:

          (a) the Class B Initial Invested Amount; minus

          (b) the aggregate amount of principal payments made to Class B securityholders or reductions made by the transferor to the extent of the excess of the Class B Invested Amount (prior to any reduction) over the Stated Class B Amount through and including that date; minus

          (c) the aggregate amount of Class B Charge-Offs for all prior Distribution Dates; minus

          (d) the aggregate amount of Redirected Principal Collections for all prior Distribution Dates, plus

          (e) the aggregate amount of Available Series 2002-4 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and certain other amounts applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to clauses
     (c) and (d) above.

     "CLOSING DATE" means June 4, 2002.

     "CONTROLLED ACCUMULATION AMOUNT" means, for any Transfer Date with respect to the Accumulation Period, prior to the payment in full of the Class A Invested Amount, $50,000,000; provided, however, that if the commencement of the Accumulation Period is delayed as described under "Description of Series Provisions--Postponement of Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Accumulation Period and will be determined by the servicer in accordance with the pooling and servicing agreement based on the principal payment rates for the accounts in the trust portfolio and on the invested amounts of other series (other than certain excluded series) which are scheduled to be in their revolving periods during the Accumulation Period.

     "CONTROLLED DEPOSIT AMOUNT" means, for any Monthly Period, an amount equal to the sum of the Controlled Accumulation Amount for that Monthly Period and the Accumulation Shortfall, if any, for that Monthly Period.

     "COVERED AMOUNT" means, for any Distribution Date, an amount equal to the product of:

          (a) a fraction the numerator of which is the actual number of days in the related interest period and the denominator of which is 360;

          (b) the Class A Interest Rate as in effect for the related interest period; and

          (c) the amount on deposit in the principal funding account as of the last day of the Monthly Period preceding the Monthly Period in which the related interest period ends.

     "DEFEASANCE" has the meaning described in "Description of Series Provisions--Defeasance" in this prospectus supplement.

     "DETERMINATION DATE" means the second Business Day preceding each Distribution Date.

     "DISTRIBUTION DATE" means July 22, 2002 and the 20th day of each following month (or, if the 20th day is not a Business Day, the next succeeding Business
Day).

     "EARLY AMORTIZATION PERIOD" means the period beginning on the earliest of:

          (a) the date on which a Pay Out Event occurs or is deemed to have occurred with respect to the Series 2002-4 securities; and

          (b) the Class A Expected Final Payment Date if the Class A Invested Amount has not been paid in full on that date,

and ending on the earlier to occur of (a) the date on which the Class A Invested Amount and the Class B Invested Amount have been paid in full, and (b) the Series 2002-4 Termination Date.

     "EXCESS FINANCE CHARGE COLLECTIONS" means any collections of finance charge receivables allocable to any series in excess of the amounts necessary to make required payments with respect to that series.

     "FIXED/FLOATING PERCENTAGE" means, for any Business Day, the percentage equivalent (which percentage will never exceed 100%) of a fraction:

          - the numerator of which is the Invested Amount at the end of the last day of the Revolving Period; and

          - the denominator of which is the greater of (a) the sum of the aggregate amount of principal receivables in the trust and the amounts on deposit in the excess funding account at the end of the preceding Business Day and (b) the sum of the numerators for all classes of all series then outstanding used to calculate the applicable allocation percentages with respect to principal collections for all series.

     "FLOATING PERCENTAGE" means a percentage equal to the sum of the Class A Floating Percentage and the Class B Floating Percentage.

     "INITIAL INVESTED AMOUNT" means the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount.

     "INSOLVENCY EVENT" means that, pursuant to certain provisions of federal law, the transferor or Metris Companies Inc. voluntarily enters liquidation or a trustee-in-bankruptcy is appointed for the transferor or Metris Companies Inc.

     "INVESTED AMOUNT" means the sum of the Class A Invested Amount and the Class B Invested Amount.

     "LIBOR" means, as of any LIBOR Determination Date, the offered rate for deposits in United States dollars for one month (commencing on the first day of the relevant interest period) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Determination Date for that period. If that rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks selected by the servicer at approximately 11:00 a.m., London time, on that LIBOR Determination Date to prime banks in the London interbank market for a period equal to one month (commencing on the first day of the relevant period).

     "LIBOR DETERMINATION DATE" means May 30, 2002 for the period from the Closing Date through June 19, 2002, June 18, 2002 for the period from June 20, 2002 through July 21, 2002 and, for each following interest period, the second business day prior to the Distribution Date on which that interest period commences. For purposes of calculating LIBOR only, a "business day" is any day on which banks in London and New York are open for the transaction of international business.

     "MINIMUM AGGREGATE PRINCIPAL RECEIVABLES" means an amount equal to the sum of the numerators used to calculate the Investor Percentages with respect to the allocation of principal collections for each series then outstanding.

     "MINIMUM TRANSFEROR INTEREST" means, for any date of determination, the product of:

          (a) the sum of (i) the aggregate principal receivables and (ii) the amounts on deposit in the excess funding account; and

          (b) the highest Minimum Transferor Percentage for any series.

     "MINIMUM TRANSFEROR PERCENTAGE" means, for Series 2002-4 and each previously issued series, 0%; provided, however, that in certain circumstances each of these percentages may be increased.

     "MONTHLY PERIOD" has the meaning set forth in the "Glossary of Defined Terms" in the attached prospectus, except that the first Monthly Period for Series 2002-4 will begin on and include the Closing Date and will end on and include June 30, 2002.

     "MONTHLY SERVICING FEE" means, for any Monthly Period, an amount equal to the product of:

          (a) a fraction the numerator of which is the actual number of days in the related Monthly Period and the denominator of which is 365 or 366;

          (b) the applicable Servicing Fee Percentage; and

          (c) the Adjusted Invested Amount as of the beginning of the day on the first day of the related Monthly Period, or, in the case of the first Distribution Date, the Initial Invested Amount.

     "NEGATIVE CARRY AMOUNT" has the meaning described in "Description of Series Provisions--Redirected Cash Flows" in this prospectus supplement.

     "PAY OUT EVENT" refers to any of the events listed in "Description of Series Provisions--Pay Out Events" in this prospectus supplement and "Description of the Securities--Pay Out Events" in the attached prospectus.

     "PORTFOLIO YIELD" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction:

     - the numerator of which is the sum of:

          (a) the aggregate amount of Available Series 2002-4 Finance Charge Collections for that Monthly Period (not including the amounts on deposit in the payment reserve account and Adjustment Payments made by the transferor with respect to Adjustment Payments required to be made but not made in prior Monthly Periods, if any); plus

          (b) the amount of net investment earnings, if any, on amounts on deposit in the principal funding account; plus

          (c) amounts withdrawn from the accumulation period reserve account with respect to that Monthly Period,

     which sum is calculated on a cash basis after subtracting the Series Default Amount and the Series 2002-4 Percentage of any Adjustment Payments which the transferor is required but fails to make pursuant to the pooling and servicing agreement for that Monthly Period; and

     - the denominator of which is the average daily Invested Amount during the preceding Monthly Period;

provided, however, that Excess Finance Charge Collections applied for the benefit of the Series 2002-4 securityholders may be added to the numerator if the transferor provides ten Business Days prior written notice to each Rating Agency and Standard & Poor's Ratings Services provides written confirmation that the change will not result in a reduction or withdrawal of its then-existing rating of any outstanding class of securities.

     "POLICY CLAIM AMOUNT" has the meaning described in "Description of Series Provisions--The Insurance Policy" in this prospectus supplement.

     "POTENTIAL CLASS A CHARGE-OFF" has the meaning described in "Description of Series Provisions--Investor Charge-Offs" in this prospectus supplement.

     "RECORD DATE" means, with respect to any Distribution Date, the Business Day preceding that Distribution Date, except that, with respect to any Series 2002-4 securities issued in definitive, fully registered form, the Record Date will mean the fifth day of the Monthly Period in which the Distribution Date occurs.

     "REDIRECTED PRINCIPAL COLLECTIONS" means, for any Business Day, an amount, not to exceed the Class B Invested Amount, equal to the product of:

        (a) (i) during the Revolving Period, the Class B Floating Percentage, or

            (ii) during an Amortization Period, the Class B Fixed/Floating Percentage, and

        (b) the amount of principal collections with respect to that Business
            Day.

     "REMOVED ACCOUNTS" means certain accounts in the trust portfolio designated by the transferor that the trustee is required to reconvey to the transferor.

     "REQUIRED AMOUNT" has the meaning described in "Description of Series Provisions--Redirected Cash Flows" in this prospectus supplement.

     "REQUIRED RESERVE ACCOUNT AMOUNT" means, for any date on or after the Reserve Account Funding Date, an amount equal to:

          (a) 0.75% of the Class A Invested Amount; or

          (b) any other amount designated by the transferor; provided, that if the designation is of a lesser amount, the transferor (i) will have provided the servicer and the trustee with evidence from each Rating Agency that the designation will not result in a reduction or withdrawal of its then-existing rating of any outstanding class of securities (in the case of Series 2002-4, without regard to the insurance policy) and (ii) will have delivered to the trustee a certificate of an authorized officer of the transferor to the effect that, based on the facts known to the officer at that time, in the reasonable belief of the transferor, the designation will not cause a Pay Out Event or an event that, after giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 2002-4.

     "RESERVE ACCOUNT FUNDING DATE" will be the first day of the third Monthly Period prior to the commencement of the Accumulation Period, or any earlier date as the servicer may determine in accordance with the pooling and servicing agreement.

     "REVOLVING PERIOD" means the period of time which begins on the Closing Date and ends at the commencement of the Accumulation Period or, if earlier, the Early Amortization Period.

     "SERIES 2002-4 PERCENTAGE" means the percentage equivalent of a fraction the numerator of which is the Invested Amount and the denominator of which is the sum of the invested amounts of all series then outstanding.

     "SERIES 2002-4 TERMINATION DATE" means the May 2011 Distribution Date.

     "SERIES DEFAULT AMOUNT" means a portion of all Defaulted Receivables in an amount equal to:

          (a) on any Business Day other than a Default Recognition Date, an amount equal to the product of (i) the Floating Percentage applicable on that Business Day and (ii) the aggregate principal amount of Defaulted Receivables identified since the prior reporting date; and

          (b) on any Default Recognition Date, an amount equal to the product of
     (i) the Default Recognition Percentage applicable on that Default Recognition Date and (ii) the aggregate principal amount of Defaulted Receivables with respect to that Default Recognition Date.

     "SERVICING FEE PERCENTAGE" means 2% per annum.

     "STATED CLASS B AMOUNT" means a number rounded to the nearest dollar equal to the greater of (a) 9.89% of the Class A Adjusted Invested Amount and (b) 3% of the Initial Invested Amount; provided, however, that if the Class A Adjusted Invested Amount is equal to zero the "Stated Class B Amount" will be zero; provided further, that during the Early Amortization Period, the Stated Class B Amount will be equal to the Stated Class B Amount immediately preceding the commencement of the Early Amortization Period.

     "TELERATE PAGE 3750" means the display page currently so designated on the Moneyline Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "TRANSFEROR FINANCE CHARGE COLLECTIONS" means, on any Business Day, the product of:

          (a) collections of finance charge receivables for that Business Day;

          (b) the Transferor Percentage; and

          (c) the Series 2002-4 Percentage.

     "TRANSFEROR PERCENTAGE" means:

          (a) when used with respect to (i) collections of principal receivables during the Revolving Period, (ii) collections of finance charge receivables prior to the date on which a Pay Out Event occurs and (iii) the amount of Defaulted Receivables at all times, 100% minus the sum of the Floating Percentage and the applicable Investor Percentages used for all other series; and

          (b) when used with respect to (i) collections of principal receivables during the Accumulation Period and the Early Amortization Period and (ii) collections of finance charge receivables on and after the date on which a Pay Out Event occurs, 100% minus the sum of the applicable Fixed/Floating Percentage and the Investor Percentages used with respect to principal collections or finance charge collections, as applicable, for all other series.

     "TRANSFEROR RETAINED FINANCE CHARGE COLLECTIONS" has the meaning described in "Description of Series Provisions--Application of Collections--Payment of Fees, Interest and Other Items" in this prospectus supplement.

     "TRIGGER EVENT" means the failure of the Retained Percentage to exceed 2%.

                                                                         ANNEX I

                                 ISSUED SERIES

     The table below sets forth the principal characteristics of other series issued by the trust that the transferor anticipates will be outstanding on the Closing Date, including a series, Series 2002-3, which the transferor expects to issue on the Closing Date, and one series, Series 2001-C, all or a portion of which is expected to be repaid on the Closing Date. For more specific information with respect to any series, prospective investors should contact the servicer at (952) 525-5094. The servicer will provide, without charge, to any prospective purchaser of the Class A securities, a copy of the prospectus supplement for any previous publicly-issued series.


1. SERIES 1997-2
Initial Class A Invested Amount..............  $455,000,000
Class A Interest Rate........................  One-Month LIBOR plus 0.20% per annum
Initial Class B Invested Amount..............  $101,500,000
Class B Interest Rate........................  One-Month LIBOR plus 0.43% per annum
Initial Class C Invested Amount..............  $98,000,000
Class C Interest Rate........................  One-Month LIBOR plus 1.05% per annum
Class D Invested Amount......................  $45,500,000
Class D Interest Rate........................  None
Commencement of Accumulation Period..........  Last day of October 2001 Monthly Period or
                                               later as determined in the Series 1997-2
                                               Supplement
Annual Servicing Fee Percentage..............  2.00%
Enhancement..................................  Subordination of Class B Certificates, Class
                                               C Certificates and Class D Certificates
Series 1997-2 Termination Date...............  May 2006 Distribution Date
Series Issuance Date.........................  November 20, 1997

2. SERIES 1999-1
Initial Class A Invested Amount..............  $500,000,000
Class A Interest Rate........................  One-Month LIBOR plus 0.35% per annum
Initial Class B Invested Amount..............  $49,450,550
Class B Interest Rate........................  None
Commencement of Accumulation Period..........  Last day of May 2003 Monthly Period or later as determined in the Series 1999-1 Supplement
Annual Servicing Fee Percentage..............  2.00%
Enhancement..................................  Subordination of Class B Securities and
                                               Financial Guaranty Insurance Policy
Series 1999-1 Termination Date...............  October 2007 Distribution Date
Series Issuance Date.........................  July 7, 1999

3. SERIES 1999-2
Initial Class A Invested Amount..............  $500,000,000
Class A Interest Rate........................  One-Month LIBOR plus 0.52% per annum
Initial Class B Invested Amount..............  $49,450,550
Class B Interest Rate........................  None
Commencement of Accumulation Period..........  Last day of June 2005 Monthly Period or later as determined in the Series 1999-2 Supplement
Annual Servicing Fee Percentage..............  2.00%
Enhancement..................................  Subordination of Class B Securities and
                                               Financial Guaranty Insurance Policy
Series 1999-2 Termination Date...............  July 2006 Distribution Date (extendible)
Series Issuance Date.........................  September 22, 1999


                                      A-I-1

4. SERIES 1999-3
Initial Class A Invested Amount..............  $300,000,000
Class A Interest Rate........................  One-Month LIBOR plus 0.42% per annum
Initial Class B Invested Amount..............  $29,670,330
Class B Interest Rate........................  None
Commencement of Accumulation Period..........  Last day of October 2004 Monthly Period or
                                               later as determined in the Series 1999-3
                                               Supplement
Annual Servicing Fee Percentage..............  2.00%
Enhancement..................................  Subordination of Class B Securities and
                                               Financial Guaranty Insurance Policy
Series 1999-3 Termination Date...............  April 2009 Distribution Date
Series Issuance Date.........................  December 9, 1999

5. SERIES 2000-1
Initial Class A Invested Amount..............  $447,514,000
Class A Interest Rate........................  One-Month LIBOR plus 0.30% per annum
Initial Class B Invested Amount..............  $67,956,000
Class B Interest Rate........................  One-Month LIBOR plus 0.68% per annum
Commencement of Accumulation Period..........  Last day of January 2004 Monthly Period or
                                               later as determined in the Series 2000-1
                                               Supplement
Annual Servicing Fee Percentage..............  2.00%
Initial Excess Collateral Amount.............  $147,513,425
Enhancement..................................  Subordination of Class B Securities and
                                               Excess Collateral
Series 2000-1 Termination Date...............  August 2008 Distribution Date
Series Issuance Date.........................  March 20, 2000

6. SERIES 2000-2
Initial Class A Invested Amount..............  $447,514,000
Class A Interest Rate........................  One-Month LIBOR plus 0.21% per annum
Initial Class B Invested Amount..............  $67,956,000
Class B Interest Rate........................  One-Month LIBOR plus 0.60% per annum
Commencement of Accumulation Period..........  Last day of July 2002 Monthly Period or later as determined in the Series 2000-2 Supplement
Annual Servicing Fee Percentage..............  2.00%
Initial Excess Collateral Amount.............  $147,513,425
Enhancement..................................  Subordination of Class B Securities and
                                               Excess Collateral
Series 2000-2 Termination Date...............  January 2007 Distribution Date
Series Issuance Date.........................  July 27, 2000

7. SERIES 2000-3
Initial Class A Invested Amount..............  $372,928,000
Class A Interest Rate........................  One-Month LIBOR plus 0.26% per annum
Initial Class B Invested Amount..............  $66,298,000
Class B Interest Rate........................  One-Month LIBOR plus 0.68% per annum
Commencement of Accumulation Period..........  Last day of September 2004 Monthly Period or
                                               later as determined in the Series 2000-3
                                               Supplement
Annual Servicing Fee Percentage..............  2.00%
Initial Excess Collateral Amount.............  $113,260,188
Enhancement..................................  Subordination of Class B Securities and
                                               Excess Collateral
Series 2000-3 Termination Date...............  September 2009 Distribution Date
Series Issuance Date.........................  October 27, 2000


                                      A-I-2

8. SERIES 2001-1
Initial Class A Invested Amount.........................  $454,972,000
Class A Interest Rate...................................  One-Month LIBOR plus 0.22% per annum
Initial Class B Invested Amount.........................  $80,884,000
Class B Interest Rate...................................  One-Month LIBOR plus 0.80% per annum
Commencement of Accumulation Period.....................  Last day of April 2002 Monthly Period or later as determined in the Series 2001-1 Supplement
Annual Servicing Fee Percentage.........................  2.00%
Initial Excess Collateral Amount........................  $138,177,149
Enhancement.............................................  Subordination of Class B Securities and Excess
                                                          Collateral
Series 2001-1 Termination Date..........................  December 2007 Distribution Date
Series Issuance Date....................................  February 13, 2001
9. SERIES 2001-A
Class A Invested Amount as of May 28, 2002..............  $327,852,545
Expected Class A Invested Amount as of Closing Date
  (after application of proceeds).......................  $0
Class A Maximum Invested Amount.........................  $559,392,000
Class A Interest Rate...................................  Commercial Paper Index
Class B Invested Amount as of May 28, 2002..............  $60,598,000
Expected Class B Invested Amount as of Closing Date
  (after application of proceeds).......................  $0
Class B Maximum Invested Amount.........................  $99,448,000
Class B Interest Rate...................................  Commercial Paper Index
Class C Invested Amount as of May 28, 2002..............  $55,526,000
Expected Class C Invested Amount as of Closing Date
  (after application of proceeds).......................  $0
Class C Maximum Invested Amount.........................  $91,160,000
Class C Interest Rate...................................  Commercial Paper Index
Class D Invested Amount as of May 28, 2002..............  $46,605,273
Expected Class D Invested Amount as of Closing Date
  (after application of proceeds).......................  $0
Class D Maximum Invested Amount.........................  $78,729,282
Class D Interest Rate...................................  None
Commencement of Amortization Period.....................  Last day of June 2003 Monthly Period (extendible)
Annual Servicing Fee Percentage.........................  2.00%
Enhancement.............................................  Subordination of Class B Securities, Class C Securities
                                                          and Class D Securities
Series 2001-A Termination Date..........................  July 20, 2007 (extendible)
Series Issuance Date....................................  May 16, 2001

10. SERIES 2001-2
Initial Class A Invested Amount.........................  $559,392,000
Class A Interest Rate...................................  One-Month LIBOR plus 0.32% per annum
Initial Class B Invested Amount.........................  $99,448,000
Class B Interest Rate...................................  One-Month LIBOR plus 1.08% per annum
Commencement of Accumulation Period.....................  Last day of April 2005 Monthly Period or later as determined in the Series 2001-2 Supplement
Annual Servicing Fee Percentage.........................  2.00%
Initial Excess Collateral Amount........................  $169,889,282
Enhancement.............................................  Subordination of Class B Securities and Excess
                                                          Collateral
Series 2001-2 Termination Date..........................  November 2009 Distribution Date
Series Issuance Date....................................  June 1, 2001

                                      A-I-3

11. SERIES 2001-3
Initial Class A Invested Amount.........................  $484,807,000
Class A Interest Rate...................................  One-Month LIBOR plus 0.23% per annum
Initial Class B Invested Amount.........................  $86,188,000
Class B Interest Rate...................................  One-Month LIBOR plus 0.90% per annum
Commencement of Accumulation Period.....................  Last day of July 2003 Monthly Period or later as determined in the Series 2001-3 Supplement
Annual Servicing Fee Percentage.........................  2.00%
Initial Excess Collateral Amount........................  $147,237,044
Enhancement.............................................  Subordination of Class B Securities and Excess
                                                          Collateral
Series 2001-3 Termination Date..........................  July 2008 Distribution Date
Series Issuance Date....................................  August 22, 2001

12. SERIES 2001-C
Class A Invested Amount as of May 28, 2002..............  $794,750,000
Expected Class A Invested Amount as of Closing Date
  (after application of proceeds).......................  $0
Class A Maximum Invested Amount.........................  $794,750,000
Class A Interest Rate...................................  Commercial Paper Index
Class B Invested Amount as of May 28, 2002..............  $83,426,796
Expected Class B Invested Amount as of Closing Date
  (after application of proceeds).......................  $0
Class B Maximum Invested Amount.........................  $83,426,796 (subject to increase to $204,935,535 under certain circumstances)
Class B Interest Rate...................................  None
Commencement of Amortization Period.....................  September 20, 2002
Annual Servicing Fee Percentage.........................  2.00%
Enhancement.............................................  Subordination of Class B Securities
Series 2001-C Termination Date..........................  November 21, 2005
Series Issuance Date....................................  September 28, 2001

13. SERIES 2001-4
Initial Class A Invested Amount.........................  $372,928,000
Class A Interest Rate...................................  One-Month LIBOR plus 0.35% per annum
Initial Class B Invested Amount.........................  $66,298,000
Class B Interest Rate...................................  One-Month LIBOR plus 1.40% per annum
Commencement of Accumulation Period.....................  Last day of August 2003 Monthly Period or later as determined in the Series 2001-4 Supplement
Annual Servicing Fee Percentage.........................  2.00%
Initial Excess Collateral Amount........................  $113,260,188
Enhancement.............................................  Subordination of Class B Securities and Excess
                                                          Collateral
Series 2001-4 Termination Date..........................  August 2008 Distribution Date
Series Issuance Date....................................  October 25, 2001

                                      A-I-4

14. SERIES 2001-D
Class A Invested Amount as of May 28, 2002..............  $500,000,000
Class A Invested Amount as of the Closing Date..........  $500,000,000
Class A Maximum Invested Amount.........................  $500,000,000
Class A Interest Rate...................................  Pass-Through Rate
Class B Invested Amount as of May 28, 2002..............  $52,486,188
Class B Invested Amount as of the Closing Date..........  $52,486,188
Class B Maximum Invested Amount.........................  $52,486,188
Class B Interest Rate...................................  None
Commencement of Amortization Period.....................  November 20, 2002
Annual Servicing Fee Percentage.........................  2.00%
Enhancement.............................................  Subordination of Class B Securities
Series 2001-D Termination Date..........................  November 2005 Distribution Date
Series Issuance Date....................................  November 9, 2001

15. SERIES 2002-1
Initial Class A Invested Amount.........................  $223,757,000
Class A Interest Rate...................................  Not to Exceed One-Month LIBOR plus 0.50% per annum
Initial Class B Invested Amount.........................  $39,779,000
Class B Interest Rate...................................  Not to Exceed One-Month LIBOR plus 1.50% per annum
Commencement of Accumulation Period.....................  Last day of December 2007 Monthly Period or later as determined in the Series 2002-1 Supplement
Annual Servicing Fee Percentage.........................  2.00%
Initial Excess Collateral Amount........................  $67,955,713
Enhancement.............................................  Subordination of Class B Securities and Excess
                                                          Collateral
Series 2002-1 Termination Date..........................  December 2012 Distribution Date
Series Issuance Date....................................  January 30, 2002

16. SERIES 2002-2
Initial Class A Invested Amount.........................  $223,757,000
Class A Interest Rate...................................  Not to Exceed One-Month LIBOR plus 0.50% per annum
Initial Class B Invested Amount.........................  $39,779,000
Class B Interest Rate...................................  Not to Exceed One-Month LIBOR plus 1.50% per annum
Commencement of Accumulation Period.....................  Last day of December 2007 Monthly Period or later as determined in the Series 2002-2 Supplement
Annual Servicing Fee Percentage.........................  2.00%
Initial Excess Collateral Amount........................  $67,955,713
Enhancement.............................................  Subordination of Class B Securities and Excess
                                                          Collateral
Series 2002-2 Termination Date..........................  December 2012 Distribution Date
Series Issuance Date....................................  January 30, 2002

                                      A-I-5

17. SERIES 2002-A
Class A Invested Amount as of May 28, 2002..............  $0
Class A Invested Amount as of the Closing Date..........  $300,000,000
Class A Maximum Invested Amount.........................  $850,000,000
Class A Interest Rate...................................  LIBOR-based (Blended)
Class B Invested Amount as of May 28, 2002..............  $0
Class B Invested Amount as of the Closing Date..........  $31,491,713
Class B Maximum Invested Amount.........................  $89,226,519
Class B Interest Rate...................................  None
Commencement of Amortization Period.....................  Last day of the June 2003 Monthly Period (extendible)
Annual Servicing Fee Percentage.........................  2.00%
Enhancement.............................................  Subordination of Class B Securities
Series 2002-A Termination Date..........................  June 30, 2006
Series Issuance Date....................................  May 24, 2002

18. SERIES 2002-3
Initial Class A Invested Amount.........................  $900,000,000
Class A Interest Rate...................................  One-Month LIBOR plus 0.30% per annum
Initial Class B Invested Amount.........................  $94,475,138
Class B Interest Rate...................................  None
Commencement of Accumulation Period.....................  Last day of April 2004 Monthly Period or later as determined in the Series 2002-3 Supplement
Annual Servicing Fee Percentage.........................  2.00%
Enhancement.............................................  Subordination of Class B Securities and Financial
                                                          Guaranty Insurance Policy
Series 2002-3 Termination Date..........................  May 2009 Distribution Date
Series Issuance Date....................................  June 4, 2002

                                      A-I-6

                                                                        ANNEX II

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus Supplement of Metris Master Trust, relating to Class A Floating Rate Asset Backed Securities, Series 2002-4, of our reports, dated February 1, 2002, each of which is included or incorporated by reference in MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, relating to our audits of: the consolidated financial statements of MBIA Inc. and Subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001; the consolidated financial statement schedules of MBIA Inc. and Subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001; and, the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ PRICEWATERHOUSECOOPERS LLP
                                          --------------------------------------
                                          PricewaterhouseCoopers LLP

May 20, 2002

                                      A-II-1

                              PRINCIPAL OFFICE OF

                            METRIS RECEIVABLES, INC.
                       10900 Wayzata Boulevard, Room 723
                          Minnetonka, Minnesota 55305

                                    SERVICER
                          for the Metris Master Trust
            Direct Merchants Credit Card Bank, National Association
                          17600 North Perimeter Drive
                           Scottsdale, Arizona 85255

                                    TRUSTEE
                         U.S. Bank National Association
                             180 East Fifth Street
                           St. Paul, Minnesota 55101

                       PAYING AGENTS AND TRANSFER AGENTS
                         U.S. Bank National Association
                             180 East Fifth Street
                           St. Paul, Minnesota 55101

                         Deutsche Bank Luxembourg S.A.
                          Boulevard Konrad Adenauer 2
                               L-1115 Luxembourg

                                 LISTING AGENT
                         Deutsche Bank Luxembourg S.A.
                          Boulevard Konrad Adenauer 2
                               L-1115 Luxembourg

                        LEGAL ADVISOR TO THE TRANSFEROR
                            as to United States Law
                       Orrick, Herrington & Sutcliffe LLP
                              3050 K Street, N.W.
                                   Suite 200
                             Washington, D.C. 20007

                       LEGAL ADVISOR TO THE UNDERWRITERS
                            as to United States Law
                            Mayer, Brown, Rowe & Maw
                            190 South LaSalle Street
                            Chicago, Illinois 60603

                   INDEPENDENT ACCOUNTANTS TO THE TRANSFEROR
                                    KPMG LLP
                            4200 Wells Fargo Center
                              90 South 7th Street
                       Minneapolis, Minnesota 55402-3900

                             PROSPECTUS SUPPLEMENT

                            [METRIS COMPANIES LOGO]




                              METRIS MASTER TRUST
                                     Issuer




                                 Series 2002-4




                                  $600,000,000
                             Class A Floating Rate
                            Asset Backed Securities




                            METRIS RECEIVABLES, INC.
                                   Transferor




                                DIRECT MERCHANTS
                     CREDIT CARD BANK, NATIONAL ASSOCIATION
                                    Servicer




                     UNDERWRITERS OF THE CLASS A SECURITIES




                               JOINT BOOKRUNNERS
                         BANC OF AMERICA SECURITIES LLC
                            DEUTSCHE BANK SECURITIES
                                    JPMORGAN



                                  CO-MANAGERS
                                BARCLAYS CAPITAL
                           CREDIT SUISSE FIRST BOSTON
                              MERRILL LYNCH & CO.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We are not offering these securities in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of these securities and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling these securities will deliver a prospectus supplement and prospectus.